Exhibit 10.03

AGREEMENT OF LEASE

ML7 COLLEGE ROAD, LLC,

a New Jersey limited liability company,

as Landlord

with

INTERPOOL, INC. D/B/A/ TRAC Intermodal

a Delaware corporation,

as Tenant

750 College Road East

Princeton, New Jersey 08540

THIS AGREEMENT OF LEASE (this “Lease”), dated as of August 1, 2014, by and between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company (“Landlord”) and Interpool, Inc. d/b/a TRAC INTERMODAL, a Delaware Corporation (“Tenant”).

FUNDAMENTAL LEASE PROVISIONS

Building:	The land, building and improvements located at 750 College Road East, Princeton, New Jersey 08540 Princeton, New Jersey 08540

Landlord:	ML7 College Road, LLC, a New Jersey limited liability company, 501 Madison Avenue, 14th Floor, New York, New York 10022 Attention: Jeffrey M. Siegel E-mail: jeffs@ML-Seven.com

Tenant:	PRIOR TO RENT COMMENCEMENT DATE:

Interpool, Inc.
Attn: Gregg Carpene, Esq.
211 College Road East
Princeton, New Jersey 08540
E-mail: gcarpene@tracintermodal.com

AFTER RENT COMMENCEMENT DATE:

Interpool, Inc.
Attn: Gregg Carpene, Esq.
750 College Road East
Princeton, New Jersey 08540
E-mail: gcarpene@tracintermodal.com

All notices, correspondence and communication to Tenant hereunder shall be sent to the aforementioned address.

Tenant’s Trade Name:	TRAC Intermodal

Premises:	All areas shown on Exhibit B as the Premises and located at the Building

Main Term:	Ten (10) years and nine (9) months commencing on the Rent Commencement Date

Rent Commencement Date:	Subject to the rent abatement described in Section 1(A) of the Addendum to Lease, the Rent Commencement Date shall be the date on which Landlord delivers Tenant possession of the Premises in accordance with Section 2.05(a) of the Lease.

Basic Rent:	See Section 4.03 and Addendum to Lease

Electricity Rent:	See Section 4.06

Base Year:	calendar year 2015

Rentable Area of the Premises:	82,283 square feet, measured and agreed to by Landlord and Tenant’s architect in accordance with BOMA ANSI Z 65.1 1980 (reaffirmed 1996)

Tenant’s Allocated Share:	Agreed to as 82.50%

Security Deposit:	N/A

Use:

Uses shall include: (i) executive, general and administrative office use, and such other ancillary uses thereto, including, without limitation, a pantry and (ii) any other uses ancillary thereto in a manner compatible with similarly situated buildings of the type and quality located in the Princeton-Plainsboro office submarket.

ARTICLE 1:                       INTRODUCTORY PROVISIONS, DEFINITIONS AND THE BUILDING

1.01                        References And Conflicts.   The items described in the Fundamental Lease Provisions are intended for easy reference and shall be deemed to incorporate all of the terms and provisions relating thereto contained elsewhere herein and shall be read in conjunction therewith. In the event of conflict between any such Fundamental Lease Provisions and any other provision hereof, such other provision shall control.

1.02                        Exhibits.   The following drawings and special provisions are attached hereto as exhibits and hereby made a part of this Lease:

EXHIBIT A – Legal description of the Building;

EXHIBIT B – The Premises;

EXHIBIT C – Description of Landlord’s Work;

EXHIBIT D – Tenant Designs and Specifications;

EXHIBIT E – Tenant’s Certificate;

EXHIBIT F – Contractor’s Waiver of Lien;

EXHIBIT G – Rules and Regulations; and

EXHIBIT H – Cleaning Specifications

EXHIBIT I – Location of Tenant Back-Up Generator

1.03                        General Definitions.   The terms set forth in this Section 1.03 shall have the meanings subscribed to them as follows:

(a)         “Base Year” means calendar year 2015.

(b)         “Building” means the land, building and improvements located on the land at 750 College Road East, Princeton, New Jersey 08540, and all elements related thereto.

(c)          “Common Areas” means all areas, facilities and improvements provided in or about the Building (which Landlord and Tenant agree is 99,742 rentable square feet for all purposes of this Lease) from time to time for the non-exclusive common use of tenants, occupants, invitees, or which are used in connection with the operation and maintenance of the Building and shall include, but not be limited to: sidewalks; curbs; parking areas and facilities; stairways; escalators; elevators; service corridors; seating areas; ramps; delivery areas; landscaped areas; pedestrian and vehicular access ways; retaining walls; roadways; lighting facilities; areas which house electrical, mechanical, alarm, sprinkler, plumbing equipment or other equipment and/or services which service the Building or the Premises, located in or about the Building; areas which provide storage for the Building, located in or about the Building but not off-site or away from the Building; the Building’s courtyard and exterior pathways; signs or other Building designators which are located on the Building property; health or fitness facilities or areas; restaurants, lounges and rest areas for the benefit of all Building tenants; lobbies and access areas; ingress and egress areas thereto and all other areas, locations and elements outside of the Premises (located in the Building or on the Building property) which are not occupied under leases with other tenants and which service or benefit the Building.

(d)         “Fee Mortgage” means all mortgages which may now or hereafter affect any Underlying Lease and/or the Building, including all renewals, modifications, consolidations, replacements or extensions thereof and “Fee Mortgagee” means the holder of or secured party under any such Fee Mortgage. Landlord represents and warrants to Tenant that, as of the date of this Lease (i) Landlord is current with its obligations under such Fee Mortgage, if there be any Fee Mortgage, (ii) to Landlord’s best knowledge, no default by Landlord has occurred thereunder which remains uncured, and (iii) the consent required of the holder of the Fee Mortgage has been granted, if there be any Fee Mortgage or consent required.

(e)          “Lease Interest Rate” means the lesser of (i) the rate published by the Wall Street Journal from time to time as its prime or base rate, plus 4%, or (ii) the maximum payable legal rate, if any.

(f)           “Main Term” means the Main Term of this Lease as defined in Section 3.03.

(g)          “Premises” means the space described in the Fundamental Lease Provisions comprised of 82,283 rentable square feet and situated in the Building on the first, second and third floors in the location marked as “Premises” on Exhibit B.

(h)         “Rentable Area” means with respect to the Premises and all other leasable areas, the number of square feet of area in the Building to be for the use by the occupant thereof and its invitees, provided that with respect to the Premises (as the same maybe expanded), the loss factor shall at all times equal eighteen percent (18%). The Rentable Area shall be determined in accordance with the standards set forth in ANSI/BOMA Z65.1-1980 (reaffirmed 1996), as promulgated by the Building Owners and Managers Association (“BOMA Standard”). The Rentable Area of the Premises

shall be deemed conclusive for purposes of this Lease and shall not be subject to future challenge, Tenant having had the opportunity to measure and confirm same and in executing this Lease, Tenant accepts the Rentable Area of the Premises set forth herein, waives all rights to challenge the Rentable Area of the Premises, acknowledges that the Rentable Area of the Premises may not be based on an exact measurement of the Premises but rather, the Rentable Area of the Premises is a number negotiated by Landlord and Tenant in creating this Lease, and Tenant understands and agrees that the Rentable Area of the Premises, Tenant’s Allocated Share, Basic Rent, Additional Rent and all other calculations which may be derived in whole or in part from the Rentable Area of the Premises are accepted, conclusive and not subject to future challenge.

(i)             “Tenant’s Allocated Share” means 82.50%.

(j)            “Term” means the term of this Lease as set forth in Section 3.01.

(k)         “Underlying Lease” shall mean any ground or underlying lease which may now or hereafter affect the Building, including any amendment, modification, renewal or extension thereof. Landlord represents to Tenant that as of the date of this Lease, no Underlying Lease affects the Building or the Premises.

1.04                        Rentable Area Of the Premises.   The Rentable Area of the Premises shall be that set forth under Fundamental Lease Provisions.

1.05                        Changes To Building; Other Changes.

(a)         Changes to Building.   Landlord may at any time and from time to time add land to or eliminate land from the Building property, or eliminate or add any improvements, alterations, reductions, or additions to the Building, construct additional buildings or improvements on or about the Building or any lands thereof and make alterations thereto, build additional stories on any buildings, including the Building, and construct roofs, walls, and any other improvements over, or in connection with any part of, or all of, the Building, improvements or additions to the Building outside of the Premises, provided that any action under this clause (a) does not materially (i) detract from the quality of the Building, (ii) impair Tenant’s use of the Premises (including Tenant’s parking and access to the Premises 24 hours a day, 7 days a week) beyond a de-minimis degree or adversely affect Tenant’s business operations beyond a de-minimis degree as determined in the reasonable business judgment of the Tenant or (iii) materially alter the layout or ceiling height of the Premises. Landlord may at any time and from time to time change or consent to a change in the shape, size, location, number, height or extent of the improvements to any portion of the Building outside of the Premises, or change or consent to a change of the façade, entranceways, windows (including entrances of the Premises), windows and entrances of and to the Building (including windows and entrances of the Premises) provided that any action under this clause (a) does not materially (1) detract from the quality of the Building, (2) impair Tenant’s use of the Premises (including Tenant’s parking and access to the Premises beyond a de-minimis degree or adversely affect Tenant’s business operations beyond a de-minimis degree as determined in the reasonable business judgment of the Tenant), or (3) materially alter the layout or ceiling height of the Premises. Except for any emergency repairs, maintenance, or with respect to changes required pursuant to any federal, state or local environmental or other law, rule, regulation, guideline, directive, judgment or order, any proposed changes to the Premises, including, but not limited to, the entrances and windows of the Premises, must be submitted in writing to Tenant and require Tenant’s prior consent, which is not to be unreasonably withheld, conditioned or delayed, it being understood that if any of the foregoing would (1) materially detract from the quality of the Building, (2) impair Tenant’s use of the Premises (including Tenant’s parking and access to the Premises) beyond a de-minimis degree or adversely affect Tenant’s business operations beyond a de-minimis degree as determined in the reasonable business judgment of the Tenant, or (3) materially alter the layout or ceiling height of the Premises Tenant may withhold its consent. Tenant shall provide notice setting forth Tenant’s specific objections to Landlord of any such changes within thirty (30) days of receipt of Landlord’s written submission. In the event that Tenant shall fail to respond to the aforesaid Notice, Landlord shall deliver a second notice stating conspicuously in bold and capital letters “SECOND NOTICE” which second notice shall provide Tenant five (5) business days to respond. If Tenant shall fail to respond to both the first and second notice, then Tenant shall be deemed to have granted its consent to the proposed changes. Landlord, its agents, contractors and representatives shall have the right, at all times and from time to time, with reasonable prior notice to Tenant, to enter upon the Premises accompanied by a Tenant representative (provided that if Tenant fails to make such representative available Landlord’s obligation to enter the Premises accompanied by a Tenant representative shall be waived) in order to undertake and complete any activity set forth above in this Section 1.05, or to construct, install, alter, add or improve new or existing Building structural elements and other improvements in or to the Premises or the Building for the benefit of the Premises, the Building, Landlord or Tenant, all in furtherance of the terms of this Section 1.05. Tenant shall, as may be reasonably required by Landlord (but at no cost to Tenant), reasonably cooperate with Landlord in connection with any such action undertaken by Landlord and Tenant shall not interfere with or object to any such action taken by Landlord. Landlord shall not, however, materially change the dimensions of the Premises or materially adversely affect the Tenant’s parking or access to, or use of, the Premises, or otherwise adversely affect Tenant’s business operations beyond a de-minimis degree as determined in the reasonable business judgment of the Tenant. Tenant agrees that in connection with any such improvements, alterations, reductions, or additions to the Building, noise, vibrations, dust and/or other nuisances may occur and exist. With the exception of emergency repairs, the Landlord, its agents, contractors and/or representatives will provide prior notice before entering upon the Premises in order to undertake and complete any activity set forth above in this Section 1.05. Landlord, at its expense, shall be responsible for the cleaning of the Premises if debris results from the performance of any such improvements, alterations, reductions, or additions, without reimbursement from Tenant. No exercise by Landlord of any rights provided in this Section 1.05 shall entitle Tenant to any damage for any inconvenience, disturbance, loss of business or other damage to Tenant occasioned thereby nor to any abatement of Rent.

(b)         Tenant’s Allocated Share.   In the event that Landlord makes a change to the Building under Subsection 1.05(a) resulting in an increase in Rentable Area, Tenant and Landlord shall promptly recalculate Tenant’s Allocated Share based on such Building enlargement. Such recalculation of Tenant’s Allocated Share shall be promptly reflected in the determination of the amount of the Rent.

ARTICLE 2: LEASE OF PREMISES; WORK

2.01                        Lease Of Premises.   Landlord in consideration of the Rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby leases and takes from Landlord, for the Term, at the Rent (as set forth in Article 4) and upon the covenants, limitations and conditions set forth in this Lease, the commercial space referred to herein as the Premises and now or hereafter to be situated in the Building.

2.02                        Intentionally Omitted.

2.03                        Landlord’s Work And Tenant’s Work.   Landlord shall perform all of the work required to be performed by Landlord in or about the Premises pursuant to the terms and conditions of Section 1 of Exhibit C (herein called “Landlord’s Work”). Upon Completion of Landlord’s Work (as defined in Section 2.05), Landlord shall deliver the Premises to Tenant vacant, broom-clean, free of rights of all tenancies and third-parties. Landlord hereby represents and warrants to Tenant that as of the date of delivery of the Premises:

(a)         the Premises shall be in compliance with all applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, and permits of any governmental authorities (all as same may be applicable to the initial design of the Premises), including, without limitation, the Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (“ADA Code Requirements”);

(b)         the Premises shall be free of Hazardous Materials; and

(c)          all Building Systems (as defined in Sub-subsection 8.02(a)(i)(A) of this Lease) are in good working order, free from any known defects or failures, and to Landlord’s knowledge do not require repair or replacement. In the event that any Building System materially affecting the Premises is in need of repair or replacement as of the date of this Lease, Landlord, at its sole cost and expense, shall complete such repair or replacement no later than the date of the Completion of Landlord’s Work (as defined in Section 2.05).

Anything to the contrary contained herein notwithstanding, Landlord makes no representation that Landlord’s Work or the Premises or any part thereof comply with any requirements of the Grow New Jersey Assistance Program (“Grow NJ”) or otherwise for construction projects undertaken with NJEDA financial assistance, which the Tenant is seeking to obtain.

2.04                        Intentionally Omitted.

2.05                        Delivery Of Premises.   Landlord shall deliver and Tenant shall accept delivery of the Premises following Completion of Landlord’s Work (as defined in this Section 2.05) in broom swept condition and free from debris. Landlord and Tenant agree to cooperate, and to cause their respective contractors to cooperate, with each other during the prosecution of Landlord’s Work and Tenant’s early access work. Landlord will provide Tenant with a preliminary construction schedule within a reasonable time after receipt of the necessary documentation required to complete a construction schedule from Landlord’s architect, and shall further endeavor to schedule weekly meetings between Landlord’s contractor and a representative designated by Tenant to keep Tenant informed of the anticipated date of Completion of Landlord’s Work to assist Tenant’s business and move-in planning. The construction schedule to be provided by Landlord is for informational purposes only and is subject to change from time to time. “Completion of Landlord’s Work” as used in this Lease means the date on which all of the following have occurred:

(a)         Landlord provides notice to Tenant that Landlord’s Work has been substantially completed, such that the condition of the Premises does not delay or materially interfere with Tenant’s ability to occupy the Premises for the uses permitted hereunder,

(b)         Reasonable means of access to the Premises shall exist,

(c)          Landlord’s Work has been approved by any state, regional or city building inspectors with jurisdiction over the Building, notwithstanding any failure to have issued a temporary certificate of occupancy, certificate of occupancy or the like, and

(d)         Tenant is lawfully able to use the Premises for the uses set forth in the Fundamental Lease Provisions.

Landlord shall deliver to Tenant a copy of the Temporary Certificate of Occupancy, if any, and Certificate of Occupancy upon obtaining same from the municipality, subject to delays caused by the municipality issuing the Temporary Certificate of Occupancy and Certificate of Occupancy, including, without limitation, failure to inspect Landlord’s Work. If within sixty (60) days of the Completion of Landlord’s Work, Tenant shall reasonably determine that the Premises was not delivered by Landlord in accordance with the aforementioned terms, Tenant shall provide Landlord with notice of same within such sixty (60) day period, which notice shall set forth in detail Tenant’s objections and any items of Landlord’s Work which are incomplete (the “Punch List”). If Tenant shall fail to provide notice to Landlord of the Punch List within such sixty (60) day period, Tenant shall be deemed to have waived its right to provide the Punch List and shall be deemed to have accepted the Premises without objection. If Landlord shall disagree with any items on the Punch List, Landlord and Tenant agree that Landlord’s architect or contractor shall make a written determination setting forth such architect’s or contractor’s position respecting the Punch List. If Tenant does not agree with Landlord’s architect’s or contractor’s determination, Tenant shall be entitled, within ten (10) business days of receipt of such determination to provide

Landlord with a determination of an architect of Tenant’s choosing. If Landlord’s architect or contractor and Tenant’s architect’s determinations cannot be reconciled on their face, such architects and/or contractor shall promptly communicate to reconcile any outstanding Punch List items. Landlord shall use commercially reasonable efforts to expeditiously correct all items on the Punch List to be corrected by Landlord within thirty (30) days of agreement or resolution by such architects and/or contractor. Subject to Completion of Landlord’s Work and satisfaction of the Punch List items, if any, Tenant shall accept the Premises in “as is”, “where is” condition, without representation or warranty, express or implied in fact or by law, any items of the Punch List to be corrected notwithstanding; provided, however, that Tenant shall have the benefit of the warranty provided by Landlord’s contractor performing Landlord’s Work (not to be less than a one (1) year warranty) pursuant to the contract between Landlord and the contractor and the benefit of any manufacturer’s warranties for equipment serving the Premises and Landlord shall use commercially reasonable efforts to engage providers of such warranties to effectuate repairs and replacements pursuant thereto, as may be required and applicable.

Anything to the contrary contained herein notwithstanding, delivery of the Premises to Tenant and the Rent Commencement Date shall not be delayed by reason of any outstanding items on the Punch List. Landlord shall allow Tenant access to the Premises no later than February 15, 2015 (or if the delivery of the Premises is anticipated by Landlord to occur after February 28, 2015, by the date which is no less than fifteen (15) days prior to the anticipated date of delivery; and provided further that if Completion of Landlord’s Work occurs prior to the aforementioned dates, Tenant will be allowed to begin moving into the Premises at Completion of Landlord’s Work) regardless of whether Landlord’s Work is Completed by such date to permit the installation of furniture, fixtures, equipment and other leasehold improvements, including, but not limited to, data and telecom wiring and cabling and Tenant’s security system. Tenant shall not be required to pay Rent during any such access prior to the Completion of Landlord’s Work.

2.06                        Delay in Delivery of Premises.   Landlord agrees to use its best efforts to cause Completion of Landlord’s Work (as defined in Section 2.05), and delivery of the Premises by February15, 2015. In the event that the Completion of Landlord’s Work under Section 2.05 of this Lease is not accomplished by February 28, 2015, Landlord shall provide Tenant with a rent credit in the amount of $15,000.00 per month. Notwithstanding the foregoing, the February 28, 2015 target date for Completion of Landlord’s Work shall be extended day for day if due to a delay resulting from the occurrence of one or more of the following events (each a “Delay Event”):

(a)         a delay in Landlord’s receipt of a demolition permit from the municipality for the demolition of existing improvements on the Premises beyond August 4, 2014;

(b)         a delay in Landlord’s receipt of all required construction permits from the municipality for the construction of Landlord’s Work and Extras beyond September 15, 2014;

(c)          a delay in the municipality’s officials’ inspection and/or approval of any of Landlord’s Work and Extras when requested by Landlord or Landlord contractors (including, without limitation, periodic construction inspections typically known as “rough inspections”, “above ceiling inspections”, “final inspections”, and the like, and inspections for a Temporary Certificate of Occupancy or Certificate of Occupancy) beyond two business (2) days of Landlord’s request for any such inspection or approval;

(d)         a delay caused by any other Delay Item as defined in Exhibit C of this Lease;

(e)          each day of delay caused by a force majeure having a material adverse affect on the construction of the Premises including without limitation, fire, flood, Acts of God (including earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), terrorist activities, government sanction or actions, blockage, embargo, labor dispute, strike, or failure of electricity or other utilities;

(f)           a delay caused by any work stoppage of a contractor or material supplier providing services or materials in connection with Landlord’s Work or Extras resulting from Tenant’s failure to make payment to Landlord for Extras in accordance with the terms of Exhibit C to this Lease; or

(g)          any other delay caused by Tenant’s acts or omissions.

In the event Landlord becomes aware of a Delay Event, Landlord shall promptly provide Tenant with notice of the nature of the Delay Event and number of extension days to have been caused by the Delay Event and the date for Completion of Landlord’s Work as set forth in this Section 2.06 shall thereafter be deemed extended day for day for each day of every Delay Event.

2.07                        Intentionally Omitted.

2.08                        Mechanic’s Liens.

(a)         Tenant will not permit to be created or to remain undischarged any lien, encumbrance or charge (arising out of any work done or materials or supplies furnished by any contractor, subcontractor, mechanic, laborer or materialman hired by Tenant) which becomes a lien or encumbrance or charge upon the Building or any portion thereof or the income therefrom. Tenant will not suffer any other matter or thing whereby the estate, rights and interests of Landlord in the Building or any portion thereof may be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant’s contractor to work on the Premises shall be filed against the Building or any portion thereof, Tenant shall within thirty (30) days after demand from Landlord, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy available to Landlord, Landlord may, but shall not be obligated to, discharge such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances as awarded by a court of competent jurisdiction. Any amount so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees, payable by Landlord in connection therewith, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days of delivery of an invoice therefor.

(b)         Tenant shall pay promptly all undisputed charges for labor or materials with respect to any work performed by Tenant or Tenant’s contractor in the Premises. No work which Landlord permits Tenant to do shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises.

(c)          At the earliest time legally permissible, with respect to any work performed by or on behalf of Tenant or the delivery of any material to the Premises by any contractor, subcontractor or materialman (herein collectively called “Contractor”) in each case which costs no less than $10,000.00, Tenant shall deliver to Landlord a recordable waiver of lien affidavit (herein called “Contractor’s Waiver of Lien”) from each such Contractor in substantially in the form attached hereto as Exhibit F or such other reasonable form, the form of which may be changed from time to time by Landlord in its reasonable discretion.

The Contractor’s Waiver of Lien provides, among other things, that the Contractor waives any and all lien rights that it may have against Landlord’s interest in the Building or any portion thereof upon payment of undisputed amounts due.

ARTICLE 3: TERM

3.01                        Term Of This Lease.   The “Term of this Lease” (sometimes herein called the “Term”) shall include the Main Term and any renewal term (“Renewal Term”) designated in Paragraph 4 of the Addendum to Lease.

3.02                        Early Access to Premises.   Landlord shall permit Tenant access to the Premises no less than fifteen (15) days prior to the Rent Commencement Date for the limited purpose of installation of approved fixtures and moving in of furniture and equipment (“Early Access”) pursuant to, and in accordance with, the terms of Section 2.05 of this Lease. Tenant and Landlord shall reasonably cooperate with one another during Early Access if Landlord’s Work is still being completed.

3.03                        Main Term.   The “Main Term” shall mean the period starting on the date Landlord delivers possession of the Premises to Tenant in accordance with Section 2.05 and, subject to the other terms and conditions of this Lease, continuing for a period as set forth under Fundamental Lease Provisions. “Lease Year” means each successive twelve (12) month period during the Term commencing with the first day of the month following the month in which the Main Term started. The Main Term shall expire on the last day of the month in which the day which is ten (10) years and nine (9) months after the commencement date of the Main Term falls. “Partial Lease Year” means (a) the period between the first day of the Main Term, if that date is not the first day of a calendar month, and the last day before the beginning of the first full Lease Year; and (b) if the Main Term ends on other than the last day of a full Lease Year, the period beginning on the first day following the end of the final Full Lease Year of the Term and ending on the last day of the Main Term. “Lease Year” means either a full Lease Year or Partial Lease Year, as applicable.

3.04                        Renewal Term.   The “Renewal Term”, if any, shall have the meaning set forth in Paragraph 4 of the Addendum to Lease.

ARTICLE 4: RENT

4.01                        Tenant’s Agreement to Pay Rent.   In consideration of Landlord’s entering into this Lease and for the use and occupancy of the Premises during the Term, Tenant hereby agrees to pay, at the times and in the manner herein provided, the Basic Rent and Additional Rent (as hereinafter defined). As used in this Lease, the term “Rent” means, collectively, the Basic Rent and Additional Rent.

4.02                        Rent Commencement Date.   As used in this Lease, the term “Rent Commencement Date” shall be the first day of the Main Term subject to the rent credit described in Section 1(a) of the Addendum to Lease.

4.03                        Basic Rent.

(a)         Except as may otherwise be set forth in this Lease, Tenant shall pay Landlord as Basic Rent for each Lease Year the amount set forth on the Addendum To Lease which Basic Rent shall be payable in twelve (12) equal monthly installments, in advance, by the first day of each calendar month.

(b)         Basic Rent for any Partial Lease Year shall be that amount set forth on the Addendum To Lease multiplied by the Partial Year Fraction. As used in this Lease, “Partial Year Fraction” means a fraction, the numerator of which is the number of days in the applicable Partial Lease Year, and the denominator of which is three hundred sixty-five (365). Basic Rent payable for a Partial Lease Year shall be paid in equal monthly installments, in advance, by the first day of each calendar month, except that if the Rent Commencement Date is not the first day of a calendar month, then that portion of such Rent which is attributable to the days in that first partial calendar month shall be paid, in advance, on the Rent Commencement Date.

4.04                        Additional Rent.   In addition to Basic Rent, Tenant shall pay, as additional rent (herein sometimes collectively called “Additional Rent”), all other sums of money or charges of whatever nature required to be paid by Tenant to Landlord pursuant to this Lease, whether or not the same is designated as “Additional Rent”.

4.05                        Where Rent Payable And To Whom.   Rent payable by Tenant under this Lease shall be paid when due without prior demand therefor (unless such prior demand is expressly provided for in this Lease), shall be payable without any deductions or setoffs or counterclaims whatsoever, and shall be paid by Tenant to Landlord at the address of Landlord set forth under the Fundamental Lease Provisions of this Lease, or to such payee and/or at such other place as may be designated from time to time by notice from Landlord to Tenant. In the event any recurring Rent or installment thereof is not received by Landlord within five (5) business days of the due date or in the case of non-recurring Rent within thirty (30) days of the due date, a “Late Charge” of three cents ($.03) per each dollar so overdue may be charged by Landlord, as

Additional Rent, for the purpose of defraying Landlord’s administrative expenses incident to the handling of such overdue payments. In addition, any Rent, or installment thereof, which is not paid by Tenant to Landlord within ten (10) calendar days after it is due shall bear interest at the Lease Interest Rate from and after its due date until paid, which interest shall be paid by Tenant upon demand as Additional Rent. Any late payment charges or fees set forth herein shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

4.06                        Electricity.   Tenant shall pay to Landlord, as Additional Rent, for each Lease Year during the Main Term and any Renewal Term (as defined in the Addendum to Lease), an amount equal to the amount of Electricity charges attributable to the Premises as determined by Landlord in accordance with this Section 4.06. Tenant shall pay to Landlord at the rate paid by Landlord to the utility service company or companies providing electric, gas or other energy to the Building plus all charges for electricity, gas or other energy applicable to the Premises, at the then prevailing rates for all electricity, gas or energy consumed, used or provided at or to the Premise for Tenant’s heating, air-conditioning, ventilation, lighting, appliances, plug loads and other electrical, gas or energy demands, including all taxes, delivery and administrative charges paid to third parties to read the Meters (defined hereinafter) used to measure Tenant’s electric, gas or energy consumption applicable to the Premises (collectively “Electricity”). Tenant shall pay Landlord for Electricity charges attributable to the Premises on the first day of each month, based upon estimated charges for Electricity consumed as reasonably determined by Landlord and as set forth in a notice, such notice to include the basis for such calculation, to be provided to Tenant not less than once per calendar year, it being understood that Tenant’s first (1st) payment for Electricity following receipt of such notice shall be due thirty (30) days following receipt of Landlord’s notice. If Landlord shall delay in providing such notice, Tenant shall nonetheless continue to be responsible for making such payments at the previously charged rate and will be responsible to pay any increased charges when such notice is provided by Landlord. If during the course of any Lease Year, Landlord shall have reason to believe that the cost of Electricity or the consumption of Electricity by Tenant are different than that upon which the aforesaid estimates were originally based, then Landlord shall be entitled, but shall not be obligated, not more than one (1) time per calendar quarter, to adjust the amount by reallocating the remaining payment for such Lease Year, for the months of the Lease Year which remain for the revised projections, and to notify Tenant of an adjustment in future monthly amounts, upon receipt of which, Tenant shall pay to Landlord such adjusted amount as Additional Rent. Except as otherwise set forth herein,

Landlord shall measure and/or calculate the use of Electricity at the Premises by means of flow meters or sub-meters installed on or about the Premises or Building (“Meters”) and shall cause the Meters to be read by a meter reading service not less than each calendar quarter. With respect to any area of the Premises that does not have Meters for Tenant’s Electricity that are separate from other tenant spaces, Landlord shall may measure and/or calculate the use of Electricity at the Premises by reasonable means, taking into account the readings of Meters that are in the Building and the relative consumption of Electricity and operations of Tenant as compared to other tenants sharing electric, gas or other energy service. Tenant shall have the right to hire a meter reading service to read the Meters at Tenant’s sole cost and expense provided that Tenant’s meter reading service shall be accompanied by either a representative or Landlord or Landlord’s meter reading service. As of the date of delivery of the Premises the Meters serving the Premises shall be operating. Landlord, at its expense (subject to Tenant’s obligations under Section 8.03), shall be responsible for maintaining, repairing and replacing the Meters such that the same are in good working order and condition during the Term and any extension thereof. Within ninety (90) days following December 31st of each year, Landlord shall furnish to Tenant a statement covering such year just expired, showing the amount of Tenant’s Electricity costs for such year and the payments made by Tenant with respect to such year as set forth herein. If Tenant’s aggregate monthly payments for such Electricity with respect to such year are greater than the costs attributable to Tenant for same, Tenant shall receive a credit for the excess against monthly Rent payments next becoming due to Landlord or, if the Lease Term has expired, reimbursement of such excess payment within sixty (60) days of such determination, which reimbursement shall not to be unreasonably withheld, conditioned or delayed, the preceding clause to survive expiration of this Lease. If said payments are less than the costs attributable to Tenant for same, Tenant shall pay to Landlord the difference within thirty (30) days of receipt of a detailed invoice and reasonable back-up from Landlord.

ARTICLE 5: TAXES AND ASSESSMENTS

5.01                        Taxes.   Taxes shall be defined as all real estate taxes, other ad valorem taxes and assessments of every kind and nature, including without limitation, general and special assessments for the Building, whether foreseen or unforeseen, and all other taxes and assessments levied against the Building or any part thereof, and all reasonable expenditures incurred by Landlord in connection with any tax appeal, challenge, negotiation or other action on the part of Landlord or its representatives to reduce Taxes (collectively “Taxes”). Landlord represents and warrants: (i) that there is not presently any tax abatement in effect with respect to the Premises or Building; and (ii) that Landlord has no notice of any special assessments for the Building. Taxes shall not include (x) any interest or penalties incurred by Landlord related to Taxes, (y) franchise, transfer, gift, inheritance, estate, succession net income taxes or capital levy imposed upon Landlord, or (z) deed transfer, transfer of economic interests or recordation taxes.

5.02                        Payment by Tenant.   Commencing January 1, 2016, Tenant shall pay as Additional Rent, in monthly installments in advance on the first day of each month Tenant’s Allocated Share, the estimated amount of the increase of such Taxes for such year in excess of the Base Year as determined by Landlord in its reasonable discretion and as set forth in a notice, such notice to include the basis for such calculation along with a copy of the Tax bill issued by the applicable governmental authority for the Base Year and such year in question, to be provided to Tenant prior to such date. If Landlord shall delay in providing such notice, Tenant shall nonetheless be responsible for making such payments within thirty (30) days following the date that notice is provided by Landlord. If during the course of any Lease Year, the Taxes assessed shall be different than the amount upon which the aforesaid projections were originally based, then Landlord shall be entitled, but shall not be obligated, to adjust the amount by reallocating the remaining payment for such Lease Year, for the months of the Lease Year which remain for the revised projections, and to notify Tenant of an adjustment in future monthly amounts, upon receipt of which, Tenant shall pay to Landlord such adjusted amount as Additional Rent. Landlord may adjust either or both of said amounts at the end of any calendar month on the basis of Landlord’s experience and reasonably anticipated costs. Landlord may adjust monthly payments after estimating the monthly amount due at the beginning of the year not more than once per calendar year. Within ninety (90) days following December 31st of each year, Landlord shall furnish to Tenant a statement covering such year just expired, showing Taxes and the amount of Tenant’s Allocated Share of each of such costs for such year and the payments made by Tenant with respect to such year as set forth herein. If Tenant’s aggregate monthly payments for such Taxes with respect to such year are greater than Tenant’s Allocated Share of such costs, Tenant shall receive a credit for the excess against monthly Rent payments next becoming due to Landlord or, if the Lease Term has expired, within sixty (60) days of such determination not to be unreasonably withheld, conditioned or delayed, the preceding clause to survive expiration of this Lease; and if said payments are less than Tenant’s Allocated Share, Tenant shall pay to Landlord the difference within thirty (30) days of receipt of a detailed invoice and reasonable back-up from Landlord. Landlord shall make its records relating to Taxes for the immediately preceding year available for Tenant’s inspection within ten (10) days after receiving a written request from Tenant to inspect the same. Anything to the contrary contained herein notwithstanding, during the Term, Tenant will not be responsible for any increases in real estate taxes on the Building resulting from (i) the sale of the Building or any ownership interest therein, (ii) a financing of the Building, or (iii) any extraordinary improvements, upgrades or fit out of a tenant’s premises in the Building (other than Tenant) that result in a higher valuation to the Building above and beyond that attributable to standard tenant improvements, upgrades and fit out similar to that undertaken for the Premises.

5.03                        Tenant’s Business Taxes.   Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its leasehold interest, trade fixtures, furnishings, equipment, leasehold improvements, alterations, changes and additions made by Tenant, merchandise and personal property of any kind owned, installed or used by Tenant in, on or upon the Premises.

5.04                        Sales Tax.   Tenant, and not Landlord, shall pay, within thirty (30) days of demand or notice by or from the Landlord, any sales or use tax, or other excise, tax or assessment, if any, now or hereafter levied or assessed upon or against Tenant’s or Landlord’s interest in the Rent to be paid under this Lease, or any portion thereof, or Landlord’s interest in this Lease. If at any time during the Term, a tax, imposition, assessment or excise on rents or other tax, however described, is levied or assessed against Landlord’s interest in this Lease or the Rents hereunder and as a substitute in whole or in part for any Taxes, then Tenant hereby agrees to pay Landlord, as Additional Rent hereunder, each month with Basic Rent the amount of such tax, imposition, assessment or excise on rents to the extent of such substitution of Taxes. Should the appropriate taxing authority require that any such tax, excise and/or assessment be collected by Landlord for or on behalf of such taxing authority, then such tax, excise and/or assessment shall be paid by Tenant to Landlord monthly as Additional Rent in accordance with the terms of any notice from Landlord to Tenant to such effect.

5.05                        Each of the payments due from Tenant in this Article V on account of Taxes shall for all purposes be treated and considered as Additional Rent.

ARTICLE 6: UTILITIES AND CERTAIN SERVICES

6.01                        Utilities and Certain Services.

(a)         Landlord shall arrange for Tenant to have the use of Electricity servicing the Premises. Tenant shall pay for

Electricity as set forth in Section 4.06 above.

(b)         Tenant shall obtain and pay for Tenant’s use of all telephone, cable, internet, alarm and other such services used, rendered, or supplied to or in connection with the Premises by direct application to or arrangement with the applicable service providers selected by Tenant and Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, to obtain the same to the extent Landlord’s cooperation is required.

(c)          Landlord shall deliver to the Premises and Building at no additional cost to Tenant the following services:

(1)                                 Landlord shall reactivate the existing key card access system to Building (covering the main front door (but not the main front revolving door), elevators and first floor unit) for which Tenant shall be issued 465 key cards at no charge, subject to such reasonable rules, regulations and controls which Landlord may impose uniformly, from time to time, upon tenants at the Building. Tenant may, at its sole cost and expense, upgrade or extend the system to other doors servicing the Building provided any such upgrade or extension does not prevent Landlord or other Building tenants from accessing Common Areas and complies with all applicable law; and

(2)                                 the listing of Tenant on the Building’s existing tenant locater sign in the lobby of the Building.

6.02                        No Liability.   Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric, gas, water, telephone, cable, internet, alarm, sanitary sewer or other utility or other service is changed or interrupted or is no longer available or suitable for Tenant’s requirements, except to the extent that such interruption or failure to supply utility service is due to Landlord’s gross negligence or willful misconduct.

6.03                        Intentionally Omitted.

6.04                        Trash and Garbage Removal.   Landlord shall provide typical office trash and garbage removal from the Premises on a daily basis on business days in accordance with Landlord’s cleaning specifications set forth in Exhibit H. Tenant shall in no instance, place any trash or garbage in areas on or about the Building except as specifically designated by Landlord.

6.05                        Cleaning of the Premises.   Tenant shall keep the Premises clean and in good order. Tenant shall not be responsible for cleaning Common Areas unless cleaning is required as a result of Tenant’s negligence. Landlord shall contract for janitorial services for the Premises to be cleaned in accordance with Landlord’s cleaning specifications schedule set forth on Exhibit H attached hereto and made a part hereof.

6.06                        Rent Abatement Upon Premises Being Unavailable.   Notwithstanding anything to the contrary set forth herein, should (a) Tenant’s access to the Premises be materially impaired or services be interrupted such that Tenant cannot reasonably conduct business within the Premises and in fact does not conduct business within the Premises and such impairment or interruption continues for a period in excess of three (3) days, or (b) Tenant be unable to conduct business within the Premises and in fact does not conduct business within the Premises as a result of Landlord’s failure to perform repairs, replacements or maintenance required to be performed by Landlord under this Lease and Landlord shall fail after notice and demand by Tenant to perform the required repairs, replacements or maintenance within twenty (20) days of the delivery of such notice and demand, then Tenant’s obligation to pay Basic Rent shall be abated until such impairment or interruption is discontinued or failure of Landlord to perform is remedied. Notwithstanding the foregoing, interruption of electrical, gas or water service shall not be a basis for Tenant to claim a rent abatement except to the extent that such interruption is due to Landlord’s gross negligence, or willful misconduct.

ARTICLE 7: USE OF PREMISES

7.01                        Sole Use.   Tenant shall use the Premises solely for the purpose set forth under Fundamental Lease Provisions. Tenant shall not use or permit the Premises to be used for any other purpose or purposes without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at its expense, procure any and all governmental licenses and permits, and comply with all zoning regulations, ordinances and laws for the use of the Premises, including without limitation, approvals for Tenant’s use, all as may be required for the conduct of Tenant’s business on the Premises, subject to Landlord’s obligation to deliver to Tenant a copy of the Temporary Certificate of Occupancy, if any, and Certificate of Occupancy upon obtaining same from the municipality pursuant to Section 2.05 hereof, and Tenant shall, at all times, comply with the requirements of each such license, permit and approval.

7.02                        Intentionally Omitted.

7.03                        Operational Requirements.   Tenant agrees that it:

(a)         will replace any such doors or windows broken by Tenant, its employees, agents, contractors, licensees, or invitees,

with doors and windows of the same kind, size and quality;

(b)         Subject to the terms of Section 10.05, will comply with all applicable federal, state and local environmental and other laws, rules, regulations, guidelines, judgments or orders and all recommendations of any public or private agency having authority over the use or occupancy of the Premises by Tenant; will not use or permit the use of any portion of the Premises for any unlawful purpose; and will keep the Premises equipped with all safety appliances required by law, ordinance, or any other regulation of public authority;

(c)          will not place or suffer to be placed or maintain on the exterior walls, doors or windows of or roof over the Premises any sign, advertising matter or other thing of any kind, and will not place or suffer to be placed or maintain any decoration, lettering, sign, advertising matter, insignia, emblem, trademark or descriptive material or other thing, on the grounds of the Building, on the Building, in the Premises or on any window or door of the Premises, except in accordance with submission of detailed plans by Tenant to Landlord and Landlord’s prior written approval of same; provided that Tenant shall have all signage rights described in Section 7 of the Addendum to Lease;

(d)         will not affix, place or suspend any sign or banner in any Common Area or exterior Building area, except as expressly provided to the contrary in accordance with this Lease which includes signage rights referenced in and Section 7 of the Addendum to Lease; and

(e)          will also comply with and observe all reasonable rules and regulations established by Landlord from time to time in accordance with Section 8.05.

ARTICLE 8: COMMON AREAS AND BUILDING OPERATING COSTS

8.01                        Use Of Common Areas.

(a)         Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered and privileged during the Term to use the Common Areas for their respective intended purposes in common with other persons, and subject to the specific directions, rules, regulations and prohibitions enumerated from time to time by Landlord uniformly applied to all tenants of the Building.

(b)         Landlord shall at all times have the right to utilize the Common Areas for landscaping, decorative items, and any other use which, in Landlord’s reasonable judgment, tends to attract tenants, or visitors, or which benefits any tenant of the

Building or Landlord provided same does not materially impair Tenant’s use of the Premises or ingress and egress to and from the Premises. Landlord shall have the right, from time to time and at Landlord’s reasonable discretion, to designate areas of the Common Areas as restricted and not available for use by Tenant, including by way of example areas used for the operation and housing of mechanical, electrical and/or plumbing equipment, storage, or otherwise as Landlord may elect. Any such use by Landlord shall not unreasonably interfere with Tenant’s use and occupancy of the Premises.

8.02                        Common Areas and Building Operating Costs.

(a)         The term “Operating Costs” shall mean all sums incurred in a manner reasonably deemed by Landlord to be in the best interests and operation of the Building, in connection with the management of the Building and the Landlord interest therein, and the operation, maintenance and repair of the Common Areas and the Building, including but not limited to, the costs and expenses of:

(i)                                     operating all buildings and improvements on the Building property and the land thereunder, including, but not limited to:

(A)                               operating, removing, maintaining, repairing, and/or replacing (expressly subject to the limitations in Section 8.02(b)): lighting, doors, windows, ducts, conduits, fixtures and similar items; Building signs, directional signs and markers, traffic, parking and other signs which Landlord does not receive reimbursement for by a particular tenant(s) but not all of the tenants of the Building; and all “Building Systems” which include, without limitation, fire protection systems and all items associated therewith, water pipes, systems or meters, gas pipes, systems or meters, sanitary sewers, sprinkler systems, utility systems, sprinkler and security alarm systems, storm and sanitary drainage systems, electrical systems and all other utility systems and mechanical, engineering or plumbing systems;

(B)                               cleaning of the Building and Building components which Landlord does not receive reimbursement by a particular tenant(s) but not all of the tenants of the building, painting, paving, maintaining, rebuilding and/or stripping of curbs and parking areas, debris and removal of snow and ice and icicles from the Common Areas, removing garbage and trash from the Building property, cleaning the Building, cleaning and other supplies including paper and other products utilized at the Building, placement of dumpsters or other containers at the Building for use by Tenants and Landlord, rubbish removal services, decorating (including decorating installations and fixtures);

(C)                               cost of equipment rented or purchased and used to perform Landlord’s obligations under this Lease or to maintain the Building and/or Common Areas;

(D)                               costs for utilities and services at or servicing the Building including fuel, water, sewer, gas, and electric (to the extent not directly paid for by Tenant);

(E)                                repairs and maintenance of the façade and any other Building components or systems;

(F)                                 administrative expenses directly related to ownership and management of the Building;

(G)                               management fees including property management fees and reasonable and customary professional fees, including, but not limited to, accountant fees, legal fees and engineering/architectural fees (except that in the case of legal, engineering and architectural fees, only when same are incurred for the benefit of Common Areas or the Building as a whole, rather than with respect to any one tenant at the Building); and

(H)                              security costs comparable with similarly situated buildings of the type and quality located in the Princeton-Plainsboro office submarket;

(ii)                                  premiums for insurance, including, without limitation, liability insurance for bodily injury, death and property damage; insurance on the Building, Building property and Common Areas against fire, extended coverage, theft or other casualties; workmen’s compensation; plate glass insurance for glass, if any; and rent insurance secured by Landlord pursuant to Section 10.02(b);

(iii)                               interior and exterior planting, replanting and replacing of flowers, shrubbery, plants, trees and other landscaping, planters and containers for same and all water, supplies, systems and equipment used to irrigate flowers, shrubbery, plants, trees and other landscaping located in the Common Areas of the Building property;

(iv)                              maintenance or replacement of existing sidewalks, existing curbing, existing parking areas, fencing or retaining walls;

(v)                                 maintenance, repair, inspection and replacement of any machinery and equipment, and supplies used in operation and maintenance of the Building, the Building property, and all personal property taxes and other charges incurred in connection with such equipment, if any;

(vi)                              Building personnel at or below the grade of general manager, including, without limitation, on-site, security and maintenance people, to implement the operation, maintenance and repair and protection of the Common Areas and the Building (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of general manager who perform a portion of their services in connection with the operation, maintenance or security of the Building).

(b)                                 Notwithstanding the terms of Section 8.02(a), Operating Costs shall not include:

(i)                                     Repairs and replacements of structural elements of the Building; provided, however, that Operating Costs shall include such repairs, maintenance or replacements if same are undertaken in whole or in part (A) to reduce costs for utilities serving the Premises; (B) as a result of Tenant’s breach of this Lease; or (C) as a result of the negligence of Tenant, its employees or invitees.

(ii)                                  the cost of any repair or replacement required of Landlord pursuant to the reconstruction obligations of Section 11.01 to the extent not covered by Landlord’s insurance or insurance Landlord is required to maintain hereunder;

(iii)                               depreciation;

(iv)                              construction and equipment costs for major capital improvements to the Building structure including, without limitation, the replacement of the Building Systems, other than the cost of ordinary repairs, maintenance and replacement parts;

(v)                                 repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties;

(vi)                              interest, amortization or other payments on loans carried by Landlord;

(vii)                           leasing commissions;

(viii)                        renovating or otherwise improving other tenant space within the Building;

(ix)                              Taxes;

(x)                                 payments of principal and interest, or other finance charges made on any debt, or the amortization of funds borrowed by Landlord;

(xi)                              costs of improvements or expenditures and replacements to the Building’s equipment, structure or systems to be classified as a capital expenditure in accordance with generally accepted accounting principles;

(xii)                           costs which are reimbursed to Landlord by insurers or by governmental authorities in eminent domain proceedings;

(xiii)                        ground rent or other rental payments made under any ground lease or underlying lease;

(xiv)                       costs of structural repairs to the Building including structural repairs to the roof, curtain wall, foundation, floor slabs (except for normal caulking and maintenance);

(xv)                          costs of leasing commissions, legal, space planning, construction, and other expenses, abatement and concessions incurred in procuring tenants for the Building or with respect to individual tenants or occupants of the Building;

(xvi)                       costs of painting, redecorating, or other services or work performed for the benefit of another tenant prospective tenant or occupant (other than for Common Areas);

(xvii)                    salaries, wages, or other compensation paid to officers or executives of Landlord;

(xviii)                 costs of advertising and public relations and promotional costs associated with the promotion or leasing of the Building;

(xix)                       any costs, fines or penalties incurred due to a violation existing as of the date the Premises are delivered to Tenant of any law then in effect and applicable to the Building;

(xx)                          any costs or expenses for which Landlord actually receives payment or reimbursement from insurance, condemnation awards, Tenant or other tenants or any other source;

(xxi)                       costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(xxii)                    costs of repairing, replacing or otherwise correcting defects (including latent defects) in or inadequacies of (but not the costs of ordinary and customary repair for normal wear and tear) the initial design or construction of the Building or the costs of repairing, replacing or correcting defects in the initial design or construction of any tenant improvements;

(xxiii)                 costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building;

(xxiv)                costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due unless as a result of Tenant’s failure to timely pay such payment(s) to Landlord;

(xxv)                   all amounts which would otherwise be included in Operating Costs which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent of the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;

(xxvi)                costs arising from the presence of Hazardous Materials in or about or below the land or the Building, including without limitation, hazardous substances in the groundwater or soil (unless introduced into or caused by Tenant);

(xxvii)             costs incurred for any items to the extent covered by a manufacturer’s materialman’s, vendor’s or contractor’s warranty (a “Warranty”) and the costs of any items that are not covered by a Warranty but for which reasonable, prudent Landlord would have obtained a warranty;

(xxiii)                 non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment, interest on capital invested, bad debt losses, rent losses and reserves for such losses;

(xxix)                costs incurred in connection with a sale, lease, transfer, mortgage, or any other capital event involving all or any part of the Building or any interest therein or any interest of Landlord;

(xxx)                   costs incurred to correct any misrepresentation of Landlord herein or related to or arising out of any indemnity obligation;

(xxxi)                The value or lost income to Landlord of any space in the Building which is utilized for the management of the Building; and

(xxxii)             reserves of any kind, including without limitation for bad debts, capital improvements, and repairs.

(c)                                  Operating Costs shall be commercially reasonable and “net” and, for that purpose, the amounts of any reimbursement, discounts, recoupments, credits, allowances or the like (each an “Expense Reduction”) received (including expenses as to which third parties are responsible) by Landlord with respect to an item of cost shall not be included in Operating Costs, provided, however, that Landlord may include in Operating Costs the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such Expense Reduction. If following the Base Year, a new service or amenity is provided to all of the tenants of the Building as a condition of a new tenant entering into a lease at the Building and the cost of such service or amenity is a reoccurring Operating Cost (for purposes of this clause a “reoccurring” Operating Cost shall be an expense which, by its nature, will be incurred again during the term of this Lease) and such Operating Cost was not included as an Operating Cost incurred in the Base Year, Landlord shall equitably adjust such Operating Cost and allocate a portion thereof as if such expense were incurred during the Base Year.

(d)                                 If Landlord from time to time acquires, or makes available, additional land for parking or other Common Area purposes, then Operating Costs shall also include all expenses incurred by Landlord in connection with the operation, maintenance and repair of Common Areas on said additional land but not initial capital expenses of constructing same.

8.03                                                                        Payment by Tenant.   Commencing January 1, 2016, Tenant shall pay as Additional Rent, in monthly installments in advance on the first day of each month, on account of Tenant’s Allocated Share, the estimated amount of the increase of such Operating Costs for such year in excess of the Base Year as determined by Landlord in its reasonable discretion and as set forth in a notice, such notice to include the basis for such calculation, to be provided to Tenant prior to such date. If Landlord shall be delayed in providing such notice, Tenant shall nonetheless be responsible for making such payments within thirty (30) days of the date that such notice is provided by Landlord, and shall with the first of such payments, pay all amounts indicated in the notice for the periods commencing on the first annual anniversary of the first day of the Main Term. If during the course of any Lease Year, Landlord shall have reason to believe that the Operating Costs shall be different than that upon which the aforesaid projections were originally based, then Landlord shall be entitled, but shall not be obligated, to adjust the amount one (1) time each calendar year after estimating the monthly amount to be paid at the beginning of the year by reallocating the remaining payment for such Lease Year, for the months of the Lease Year which remain for the revised projections, and to notify Tenant of an adjustment in future monthly amounts, upon receipt of which, Tenant shall pay to Landlord such adjusted amount as Additional Rent. Within ninety (90) days following December 31st of each year, Landlord shall furnish to Tenant a statement covering such year just expired, showing Operating Costs and the amount of Tenant’s Allocated Share of each of such costs for such calendar year and the payments made by Tenant with respect to such calendar year as set forth herein. If Tenant’s aggregate monthly payments for such costs with respect to such year are greater than Tenant’s Allocated Share of such costs, Tenant shall receive a credit for the excess against monthly Rent payments next becoming due to Landlord or, if the Lease Term has expired, within sixty (60) days of determination that such credit is due to Tenant (which determination shall not be unreasonably withheld or delayed), the preceding clause to survive expiration of this Lease; and if said payments are less than Tenant’s Allocated Share, Tenant shall pay to Landlord the difference within thirty (30) days of receipt of an invoice from Landlord. Landlord shall make its records relating to the Operating Costs for the immediately preceding year available for Tenant’s inspection within ten (10) days after receiving a written request from Tenant to inspect the same.

8.04                        Audit Rights.   Tenant shall have the one time right to audit the Operating Costs for the Base Year upon Tenant’s written request given not more than one hundred eighty (180) days after receipt of a Statement for the Base Year and the right to audit subsequent years upon Tenant’s written request given not more than two (2) years after Tenant’s receipt of a Statement for a particular calendar year, provided that no Event of Default exists at the time of the request, and Landlord shall furnish Tenant with such reasonable supporting documentation pertaining to the calculation of Operating Costs for the Base Year or Tenant’s Allocated Share for a subsequent year as Tenant may reasonably request (the “Statement Documentation”). Landlord shall provide the Statement Documentation within thirty (30) days after Tenant’s written request therefor. Within one hundred eighty (180) days after receipt of the Statement Documentation by Tenant (the “Audit Period”), if Tenant disputes the amount of the Base Year or Tenant’s Allocated Share as supported by the Statement Documentation, an independent certified public accountant selected, designated and paid for by Tenant (which accountant (A) is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings, (B) shall not already be providing primary accounting and/or lease administration services to Tenant and shall not have provided primary accounting and/or lease administration services to Tenant in the past three (3) years, (C) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit], and (D) shall not disclose the existence of the audit or its results to any other Tenant at the Building and shall execute a confidentiality agreement reasonably acceptable to Landlord) may, audit Landlord’s records with respect to the Base Year Operating Costs or Tenant’s Allocated Share set forth in the Statement Documentation at Landlord’s corporate offices located within 100 miles of the Building or in New York City, provided that (i) no uncured Event of Default exists, (ii) Tenant has paid all amounts required to be paid under Section 8.03 (which payment shall not be deemed a waiver of Tenant’s rights to audit and contest), and (iii) Tenant certifies to Landlord, at Landlord’s request, the Tenant’s accountant is not paid on a contingency fee basis. In connection with such audit, Tenant and Tenant’s certified public accounting firm must agree in advance to follow Landlord’s reasonable rules and procedures consistently applied to tenants at the Building regarding an audit of the aforementioned Landlord records. Any audit report (the “Audit Report”) prepared by Tenant’s certified public accounting firm shall be delivered concurrently to Landlord and Tenant within the Audit Period. If the Audit Report proves that the Operating Expenses in the Base Year were overstated in the Base Year by more than four (4%) percent or that Operating Expenses in the subject expense year were overstated by more than four (4%) percent, then the cost of Tenant’s certified public accounting firm and the cost of such audit shall be paid for by Landlord within thirty (30) days of invoice. Tenant’s failure to audit the amount of the Tenant’s Allocated Share within the Audit Period shall be deemed to be Tenant’s approval of such costs and Tenant, thereafter, waives the right or ability to audit the amounts set forth for that particular Operating Cost expense year. To the extent that Tenant has made payments of Operating Expenses to Landlord in excess of the actual Operating Expenses, then Tenant shall receive a credit against future Operating Expenses in the amount of such overpayment. Tenant hereby acknowledges that Tenant’s sole right to audit Landlord’s records and to contest the amount of Operating Costs payable by Tenant shall be as set forth in this Section 8.04.

8.05                        Rules And Regulations.   Tenant agrees that Landlord may establish and from time to time change, alter and amend, and enforce against Tenant, such reasonable rules and regulations as Landlord may deem necessary or advisable for the proper and efficient use, operation and maintenance of the Premises, Common Areas, the Building and the Building property, provided that all such rules and regulations effecting Tenant and its invitees and employees shall apply equally and without discrimination to all of the tenants in the Building and that such rules and regulations shall not materially adversely affect Tenant’s ability to operate its business. Tenant agrees to comply with the additional Rules and Regulations attached hereto as Exhibit G. In the event of any conflict between the terms and conditions of this Lease and terms and conditions of the rules and regulations, the terms and conditions of this Lease shall control.

8.06                        Landlord’s Maintenance And Control.   Landlord agrees to maintain and operate, or cause to be maintained and operated, the Building, inclusive of all structural components of the Building (including the Premises), all Building systems, Building property, including driveways, alleys, landscape and grounds and utility lines, the roof, and Common Areas (but not the Premises, except as otherwise set forth herein) all in good working order and condition. Landlord shall, as between Landlord and Tenant, at all times during the Term have the sole and exclusive control, management and direction of the Building, Building property and Common Areas (but not the Premises), and may at any time and from time to time during the Term exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said areas for their intended purposes and in accordance with the rules and regulations reasonably established by Landlord from time to time with respect thereto and uniformly applied to all tenants of the Building. The rights of Tenant in and to the Building, Building property and Common Areas shall at all times be subject to the rights of others to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation and use. Upon reasonable notice to Tenant, Landlord may at any time and from time to time close all or any portion of the Building, Building property or Common Areas to make repairs or changes to such extent as may, in the opinion of Landlord, be necessary to prevent a denigration thereof or the accrual of any rights to any person or to the public therein, to close any or all portions of said areas, and to do and perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by occupants and tenants, their employees and invitees. Landlord does not warrant that any of the services which Landlord may supply to the Building will be free from interruption, and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alternations, or improvements, by reason of strikes or lockouts, by operation of law or other causes whether within or beyond the reasonable control of Landlord. Subject to the terms of Section 6.06, any interruption or discontinuance of services shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant from performance of Tenant’s obligations under this Lease. Except for in the event of an emergency, Landlord shall exercise commercially reasonable efforts to provide Tenant with advance notice of any and all changes which may restrict Tenant’s use and occupancy of the Premises.

ARTICLE 9: CONSTRUCTION WORK

9.01                        Approvals And Standards.   Except as set forth in Section 9.03, Tenant shall not perform any construction or make any alterations, additions, improvements, installations or changes in, to or about the Premises or the Building, at any time during the Term (herein sometimes collectively called “Construction Work”), including without limitation exterior signs; flooring and floor coverings; interior or exterior lighting; plumbing equipment, fixtures or pipes; display or other fixtures; interior partitions; electrical wiring or fixtures; heating, air-conditioning, ventilation and other mechanical equipment; shades or awnings; and storefronts, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord’s consent shall not be required for (i) purely cosmetic changes (i.e. painting, carpeting, wallpapering and the installation of moveable partitions), or (ii) for any improvements, additions and alterations which (1) do not affect the Building’s systems or Building’s structure; (2) do not require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; (3) will not cost in excess of One Hundred Thousand Dollars ($100,000.00) in each instance, or (4) will not require a building permit or similar governmental approval to undertake. In no event shall Tenant make or cause to be made any penetration through any roof, floor or exterior, party or corridor wall without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion. Tenant shall be directly responsible for any and all damages, including, without limitation, damages to the Building, the Premises and the premises of other tenants in the Building resulting from any of Tenant’s Construction Work, whether or not Landlord’s consent therefor was obtained. Any and all Construction Work which is consented to by Landlord shall be performed in accordance with (a) plans and specifications prepared by a licensed architect, engineer or interior designer and approved in writing by the Landlord before the commencement of such Construction Work, which approval shall not unreasonably be withheld, conditioned or delayed (b) all necessary governmental approvals and permits, which approvals and permits Tenant shall obtain at its sole expense; provided that Landlord shall join in any application where Landlord’s signature is required, and (c) all applicable laws, rules, regulations and building codes relating thereto. Landlord shall advise Tenant whether it approves a Tenant request for consent within ten (10) business days following delivery of Tenant’s request under this Section 9.01, provided that should Landlord fail to timely respond to Tenant’s request, Tenant shall serve a second request conspicuously stating in bold and capital letters “SECOND REQUEST” providing Landlord with an additional five (5) business days following delivery of the second request and should Landlord fail to timely respond to Tenant’s second request, Landlord’s consent shall be deemed granted. Any denial of Tenant’s request for consent shall be accompanied by an explanation of the basis for such denial. All Construction Work shall be performed in a good and workmanlike manner and diligently prosecuted to completion. Any Construction Work performed by Tenant without Landlord’s consent where Landlord’s consent is required hereunder shall immediately be returned to its original condition at Tenant’s expense upon request by Landlord. Tenant shall perform any Construction Work in such a manner as not to obstruct the access to the premises of any other occupant of the Building, and shall not obstruct the Common Areas. Any approval given by Landlord shall not be deemed an opinion by Landlord as to appropriateness of the Construction Work relating to such approval and Tenant shall be solely responsible for the appropriateness of all such Construction Work.

9.02                        Insurance And Reconstruction.   In the event Tenant shall perform any permitted or required Construction Work, none of the Construction Work need be insured by Landlord under such insurance as Landlord may carry upon the Building, nor shall Landlord be required under any provisions of this Lease relating to reconstruction of the Premises to reconstruct or reinstall any such Construction Work.

9.03                        Permitted Alterations.   Notwithstanding anything to the contrary in Section 9.01, Landlord and Tenant agree that Tenant shall be permitted to perform the following alterations to the Building and Premises without Landlord’s consent at Tenant’s sole cost and expense: (i) extension of wireless service (including any signal amplifiers) throughout the Building; (ii) upgrade or improvements to the access card system; and (iii) installation of security cameras or security system. With respect to any such work, Tenant shall, at its own cost and expense, secure all permits required, comply with all applicable law and promptly repair any damage made to the Building. If any such work is to be in Common Areas, Tenant shall, prior to commencing such work, provide notice of the commencement of work to Landlord. No such work shall interfere with access to or use of the Building or Common Areas.

ARTICLE 10: INDEMNITY AND INSURANCE

10.01                                                                 Tenant’s Insurance.

(a)                                 Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i)                                     Public Liability and Property Damage.   General public liability insurance covering the Premises and Tenant’s use thereof, against claims for personal or bodily injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection of not less than $5,000,000.00 for injury to or death of any number of persons arising out of any one occurrence and such insurance against property damage to afford protection of not less than $1,000,000.00 for any instance of property damage or a combined single minimum coverage of not less than $5,000,000.00. The insurance coverage required under this Section 10.01(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 10.03 to the extent such policy provides for coverage for any such Tenant indemnity obligation, and during the period of any Construction Work;

(ii)                                  Tenant Leasehold Improvements and Property.   Insurance covering all of the items included in Tenant’s Work and other Construction Work, Tenant’s leasehold improvements (provided that if such items are not included under Tenant’s extended coverage policy, then such separate policy shall be in an amount not less than $100,000.00), trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Article 9, in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Term, providing protection against perils included within the standard state form of fire and extended coverage insurance policy (“All-Risk” form), together with insurance against sprinkler damage, vandalism, terrorism and malicious mischief; and

(iii)                               Business Interruption Insurance.   Business interruption insurance in amounts reasonably determined by Tenant.

(b)                                 All policies of insurance provided for in Section 10.01(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a financial rating of not less than VIII and a general policy holders rating of “A” as rated in the most current available “Best’s” Insurance Reports, and qualified to do business in the applicable state. Each and every such policy:

(i)                                     shall be issued in the name of Tenant, as insured, and provide that Landlord and/or other Landlord party in interest from time to time designated in writing by notice from Landlord to Tenant shall be recognized as certificate holders and endorsed as additional insureds;

(ii)                                  Intentionally omitted;

(iii)                               Intentionally omitted;

(iv)                              Tenant will give to Landlord and such other parties in interest whose contact information Tenant has been provided notice of any material change, cancellation, termination or lapse, or the effective date of any material reduction in the amount of insurance;

(v)                                 shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and

(vi)                              shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned by it, its servants, agents and employees by reason of the negligence of Tenant.

(c)                                  Tenant shall deliver to Landlord certificates of insurance in compliance with this Section 10.01 at or prior to Tenant’s entry into the Premises for Early Access (as described in Section 3.2) and prior to delivery of possession of the Premises to Tenant and thereafter within ten (10) days following the expiration date of each such policy, and, as often as any such policy shall expire or terminate, renew or replace such policy.

(d)                                 Intentionally omitted.

(e)                                  Intentionally omitted.

10.02                                                                 Landlord’s Insurance.

(a)                                 Landlord shall during the Term carry and maintain the following types of insurance in the amounts specified and in the form hereinafter provided for:

(i)                                     Public Liability and Property Damage.   General Public Liability Insurance covering the Common Areas against claims for bodily injury or death and property damage occurring upon, in or about the Common Areas, such insurance to afford protection to the aggregate limit of not less than $5,000,000.00 in respect of injury or death to any number of persons arising out of any one occurrence and such insurance against property damage to afford protection to the limit of not less than $500,000.00 in respect of any instance of property damage or a combined single minimum coverage of not less than $5,000,000.00.

(ii)                                  Landlord’s Real and Personal Property.   Insurance covering the Building (excluding Tenant’s improvements and property) in an amount not less than one hundred percent (100%) of full replacement cost, from time to time during the Term, providing protection against perils included within the standard state form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time reasonably determine and with any such deductibles as Landlord may from time to time reasonably determine.

(b)                                 Rent Insurance.   Rent insurance with respect to the premises of the tenants in the Building available at a cost which Landlord in its sole judgment deems reasonable may be carried by Landlord at its sole option, against loss of Rent in an aggregate amount equal to not more than twelve (12) times the sum of (i) the monthly requirement of Basic Rent of such tenants, plus (ii) the average monthly amount estimated from time to time by Landlord to be payable by such tenants as Additional Rent pursuant to their leases.

(c)                                  Any insurance provided for in Section 10.02 (a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided that the requirements of Section 10.02 (a) are otherwise satisfied.

(d)                                 Tenant shall have no rights in any policy or policies maintained by Landlord and shall not be entitled to be a named insured thereunder, by reason of payment as part of the Operating Costs, of its pro rata share of Landlord’s premiums for the insurance provided for in this Section 10.02.

10.03                                                                 Indemnification.   Subject to the terms of Section 10.04 and except for as set forth below in this Section 10.03, Tenant agrees that Landlord, Landlord’s members, stockholders, partners, trustees, officers, directors, managing agent, other agents and representatives (collectively, “Landlord Indemnified Parties” and individually, a “Landlord Indemnified Party”), shall not be liable for any damage or liability of any kind or for injury or death of persons or damage to property of Tenant or any other person during the Term, from any cause whatsoever (including without limitation bursting pipes and smoke) by reason of the construction, use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant, except to the extent any such damage or liability results from the gross negligence or willful misconduct of any Landlord Indemnified Party or employees, agents or contractors of Landlord. Subject to the terms of Section 10.04, Tenant does hereby indemnify and save harmless Landlord Indemnified Parties from all claims, actions, demands, costs and expenses and liability whatsoever, including reasonable attorneys’ fees, on account of any such real or claimed damage or liability, and from all liens, claims and demands occurring in, or at the Premises, or arising out of the construction, use, occupancy or enjoyment of the Premises and its facilities by Tenant, or any repairs or alterations which Tenant may make upon the Premises, or occasioned in whole or in part by any act or omission of Tenant, its agents, contractors, servants, employees or invitees. Tenant shall not, however, be liable for damage or injury occasioned by the gross negligence or willful acts of any Landlord Indemnified Party or their respective agents, contractors, servants or employees. Subject to the terms of Section 10.04, Landlord does hereby indemnify and save harmless Tenant, Tenant’s members, stockholders, partners, trustees, officers, directors, managing agent, other agents and representatives (collectively, “Tenant Indemnified Parties”) from all claims, actions, demands, costs and expenses and liability whatsoever, including reasonable attorneys’ fees, on account of any such real or claimed damage or liability, and from all claims and demands occurring in or arising out of the Common Areas, or any repairs or alterations which Landlord shall cause to be made in the Common Areas, or occasioned in whole or in part by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors, servants, employees or invitees. Landlord shall not, however, be liable for damage or injury occasioned by the gross negligence or willful misconduct of the Tenant or its agents, contractors, servants or employees. The indemnities set forth in this Section 10.03 shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party; provided, however, that counsel for each party’s insurance companies are hereby deemed to be satisfactory to the other party.

10.04                 Mutual Waivers.   Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned by Landlord or Tenant, as the case may be, their respective property, the Premises, its contents or to the other portion of the Building, arising from any risk generally covered by fire and extended coverage insurance, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that such insurer or insurers may have against Landlord or Tenant, as the case may be. Tenant and Landlord shall each use its best efforts to obtain such waiver from its insurers.

10.05                 Compliance With Insurance And Governmental Requirements.   Tenant agrees at its own expense to comply with all written requirements and reasonable recommendations with respect to the Premises, or Tenant’s use or occupancy, of the insurance underwriters, and any governmental authority, having jurisdiction over insurance rates or with respect to Tenant’s use and occupancy of the Premises including but not limited to, installation of fire extinguishers, automatic dry chemical extinguishing systems, any changes, modifications or alterations in the sprinkler system, if any, or additional sprinkler heads or the location of partitions, trade fixtures or other contents of the Premises; provided that Tenant shall not be required to make (i) any structural changes to the Building to comply with the foregoing or (ii) changes mandated on a building-wide basis, unless the requirement to make such changes is triggered by Tenant’s election to undertake Construction Work or to increase the density of occupancy within the Premises beyond the density of occupancy then permitted by applicable Building codes.

10.06                 Effect On Landlord’s Insurance.   Tenant shall not knowingly do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord’s policies of insurance against loss or damage by fire or other hazards, or which will prevent Landlord from procuring such policies from insurers reasonably acceptable to Landlord, or which will in any way cause an increase in the insurance rates upon any portion of the Building. If Tenant violates any prohibition provided for in the first sentence of this Section, Landlord may, with prior notice to Tenant, correct the same at Tenant’s expense. Tenant shall pay to Landlord as Additional Rent forthwith within thirty (30) days of delivery of an invoice therefor the amount of any increase in premiums for insurance resulting from a violation of the first sentence of this Section which remains uncorrected following notice and cure period.

10.07                 Limit Of Landlord’s Responsibility.   Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned through the acts or omissions of persons occupying space adjoining the Premises or any other part of the Building, or for any loss or damage to the Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes or for any damage or loss of property within the Premises from any cause whatsoever, except to the extent such loss or damage is a result of Landlord’s gross negligence or willful misconduct.

ARTICLE 11: RECONSTRUCTION

11.01                 Landlord’s Duty To Reconstruct.   In the event the Building is damaged or destroyed by any of the risks referred to in Section 10.02(a)(ii) against which Landlord is obligated to procure insurance, Landlord shall (subject to being able to obtain all necessary permits and approvals therefor, including, without limitation, permits and approvals required from any agency or body administering environmental laws, rules or regulations), within one hundred twenty (120) days after such damage or destruction (unless Landlord terminates this Lease pursuant to Section 11.03 or Tenant terminates this Lease pursuant to Section 11.04), commence to (a) repair or reconstruct the Building, and (b) repair or reconstruct the Premises to substantially the same condition as the Premises were originally delivered to Tenant. Landlord shall prosecute all such work diligently to completion. In no event shall Landlord be liable for interruption to the business of Tenant or for damage to or repair or reconstruction of any items which Tenant is required to insure pursuant to this Lease.

11.02                 Tenant’s Duty To Reconstruct.   If any item which Tenant is required to insure pursuant to this Lease is damaged or destroyed by fire or any of the other risks referred to therein, Tenant shall (subject to being able to obtain all necessary permits and approvals therefor, including, without limitation, permits and approvals required from any agency or body administering environmental laws, rules and regulations), within thirty (30) days after Landlord has substantially repaired or reconstructed the Building and the portion of the Premises that Landlord is obligated to repair or reconstruct pursuant to Section 11.01 (unless Landlord terminates this Lease pursuant to Section 11.03 or Tenant terminates this Lease pursuant to Section 11.04), commence to repair or reconstruct such destroyed items to substantially the same condition in which they were prior to such damage or destruction and prosecute the same diligently to completion.

11.03                 Landlord’s Right To Terminate.   Landlord shall have the option to terminate this Lease upon giving notice to Tenant of the exercise thereof within ninety (90) days after the Building is damaged or destroyed if:

(a)         the Premises are rendered wholly unfit for carrying on the Tenant’s business after damage to or destruction thereof from any cause; or

(b)         the Building is damaged or destroyed as a result of any flood, earthquake, act of war, terrorism, nuclear reaction, nuclear radiation or radioactive contamination, or from any other risk not covered by insurance which Landlord is obligated to procure pursuant to Section 10.02(a)(ii); or

(c)          any damage or destruction of the Building occurs within the last one (1) Lease Year of the Main Term, a Renewal Term or in any Partial Lease Year at the end of the Term; or

(d)         twenty five percent (25%) or more of the Rentable Area in the Building immediately prior to the damage or destruction is rendered unfit for carrying on business therein.

Unless so terminated, this Lease shall continue in full force and effect, and Landlord and Tenant shall perform their respective obligations under Sections 11.01 and 11.02, except that Tenant shall have not obligation to pay Rent as more particularly described in Section 11.06 hereof.

11.04                 Tenant’s Right To Terminate.   In the event that damage should occur to the Building or the Premises such that Tenant is prevented from operating its business in the Premises and (i) it is reasonably estimated by Landlord, that substantial completion of Landlord’s restoration work will not be achieved within two hundred forty (240) days of the date of casualty (Landlord to provide Tenant with an estimated date of completion not later than sixty (60) days of the date of casualty), (ii) there will be less than twelve (12) months remaining in the Term as of the anticipated substantial completion date of Landlord’s restoration work, or (iii) Landlord has not substantially completed Landlord’s restoration work within two hundred forty (240) days of the date of casualty, then Tenant shall have the right to terminate this Lease by delivering to Landlord notice of termination effective thirty (30) days after the date of delivery of such notice; provided, however, that if Tenant shall exercise its right to terminate this Lease as provided for in Section 11.04 and Landlord nonetheless substantially completes the restoration work prior to the date which is thirty (30) days following such termination, Tenant’s termination of this Lease shall automatically be null and void and this Lease shall continue in full force and effect.

11.05                 Effect of Termination.   Upon any termination of this Lease under any of the provisions of this Article 11, the Rent shall be adjusted as of the date of such termination and the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to the Landlord, except for items which have been theretofore accrued and are then unpaid.

11.06                 Abatement Of Rent.   If this Lease is not terminated by Landlord pursuant to Section 11.03 or by Tenant pursuant to

Section 11.04 after damage or destruction of the Building, and if the Premises are rendered wholly or partially unfit for carrying on Tenant’s business by such damage or destruction, then the Basic Rent and the Additional Rent payable by Tenant under this Lease during the period which the Premises are so rendered unfit shall be abated.

ARTICLE 12: ROOF; MAINTENANCE OF PREMISES

12.01                 Roof.   Entry onto the roof of the Building by Tenant, its employees, agents, licensees, or invitees is strictly prohibited. Tenant hereby agrees to indemnify and hold harmless Landlord Indemnified Parties for any damages caused by Tenant, or Tenant’s employees, agents, licensees, or invitees in violation of this Section 12.01 and to defend at Tenant’s sole cost and expense any action brought by such person or persons against Landlord Indemnified Parties.

12.02                 Tenant’s Duty To Maintain Premises.

(a)         Tenant will at all times, from and after delivery of possession of the Premises to Tenant, at its own cost and expense, maintain the Premises in good and tenantable condition, and make all needed repairs to the Premises and every part thereof, except as otherwise set forth herein. Tenant’s obligations under this Section shall include, but not be limited to: non-structural walls; interior doors; entry doors, the interior of windows; ceilings; utility meters; pipes and conduits outside the Premises which are installed by or for Tenant; all Tenant’s signs; locks and closing devices; and all window sash, doors and door frames; provided however, that Tenant shall make no adjustment, alteration or repair of any part of the heating, ventilating and air conditioning equipment or the sprinkler or fire alarm system exclusively serving the Premises, if any, without Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed. If Tenant shall utilize any third party contractor in connection with any such maintenance, Tenant shall utilize only duly licensed contractors which provide proof of insurance coverage reasonably acceptable to Landlord and deliver to Landlord Certificates of Insurance providing coverage and proof of Workers Compensation insurance reasonably acceptable to Landlord. Tenant shall permit no waste, damage or injury to the Premises. Tenant will not overload the electrical wiring serving the Premises. Anything to the contrary contained in this Section 12.02(a) notwithstanding, Tenant shall have no obligation to repair or replace any item in the Premises if such item was installed by Landlord and such item’s required repair or replacement is a result of faulty installation or construction and the foregoing shall be repaired by Landlord, at its expense.

(b)         Tenant shall bear the sole and entire responsibility

for any and all damages to the structure and/or the roof of the Building, caused by, resulting from, or arising out of any act or omission on the part of the Tenant (but not Tenant’s mere use of the Premises) Tenant’s agents, employees, contractors or subcontractors or their respective employees. Tenant shall indemnify and save harmless Landlord Indemnified Parties from and against all losses and/or expense, including attorneys’ fees and expenses, which it may suffer or pay as a result of claims or lawsuits due to, because of, or arising out of any and all such damage to the structure and/or the roof.

12.03                 Right Of Access To The Premises.   Landlord and its authorized representatives may enter the Premises at all reasonable times accompanied by a Tenant representative (provided that if Tenant fails to make such representative available Landlord’s obligation to enter the Premises accompanied by a Tenant representative shall be waived) in connection with: (i) inspecting the Premises; (ii) inspecting any change to the Building in accordance with Section 1.05 hereof; (iii) for any other purpose of which Landlord may deem reasonably necessary or desirable for purposes of maintenance; (iv) to comply with any Landlord obligation, the laws, ordinances, rules or regulations of any public authority or of risk insurers or of any similar public or private body; or (v) for purposes that Landlord may reasonably deem necessary or desirable to prevent waste or deterioration in connection with the Premises or of the Building. Except for emergency situations, Landlord will provide reasonable prior notice to Tenant before entering the Premises. Nothing herein contained shall imply any duty on the part of Landlord to do any such work which under any provision of this Lease Tenant may be required to do, nor shall it constitute a waiver of Tenant’s default in failing to do the same. In the event that Tenant refuses to do work required of Tenant by any provision of this Lease and Landlord performs or causes that work to be performed after notice and cure period, Tenant shall pay the cost thereof to Landlord forthwith as Additional Rent within thirty (30) days of receipt of a detailed invoice therefor. Landlord may install any and all materials, tools and equipment, pipes, ducts, conduits, wires and other mechanical equipment serving other portions, tenants and occupants of the Building in, through, under or above the Premises that Landlord deems desirable therefor, without the same constituting an actual or constructive eviction of Tenant provided that any such installations do not materially interfere with Tenant’s use and occupancy of the Premises. Landlord may also enter upon the Premises at all times with reasonable prior notice to Tenant for the purpose of showing the Premises to prospective or actual purchasers, mortgagees, insurance representatives, governmental representatives, and during the last nine (9) months of the term (or renewal term, as applicable) tenants and such other parties as Landlord shall deem reasonably necessary. No exercise by Landlord of any rights provided in this Section 12.03 shall entitle Tenant to any damage for any inconvenience, disturbance, loss of business or other damage to Tenant occasioned thereby nor to any abatement of Rent.

ARTICLE 13: FIXTURES AND PERSONAL PROPERTY

13.01                 Tenant’s Property; Removal.   Any trade fixtures, signs, computers, shelving, filing systems, cubicles, furniture, mirrors and other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant. Tenant shall have the right at any time and from time to time during the Term, to remove any and all of its personal property which it may have stored or installed in the Premises. Tenant at its expense shall promptly repair any damage occasioned to the Premises by reason of installation or removal of any such personal property. If this Lease expires or is terminated for any reason except termination by Landlord pursuant to Section 11.03 and Tenant fails to remove such items from the Premises prior to such expiration or termination, or if this Lease is terminated by Landlord pursuant to Section 11.03, and Tenant fails to remove such items from the Premises on or before thirty (30) days after the effective date of such termination, then in any such event, all such personal property shall thereupon become the property of Landlord, without further act by either party hereto.

13.02                 Improvements To Premises.   All improvements to the Premises by Tenant, including, but not limited to, Landlord’s Work and Tenant’s Monument Sign (as defined in the Addendum to Lease) to the extent erected by Tenant, but excluding signs and other personal property specified in Section 13.01, shall become the property of Landlord upon expiration or earlier termination of this Lease; provided, however, that with respect to Construction Work undertaken by Tenant not included in Landlord’s Work, Landlord may designate by notice to Tenant, notice to be provided no later than the date of written approval by Landlord of each alteration, those “specialty alterations” which shall be removed by Tenant at the expiration or termination of this Lease, in which event Tenant shall upon the expiration or termination of this Lease promptly remove the same and repair any damage to the Premises caused by such removal. The term “specialty alterations” shall include private bathrooms, kitchen installations beyond typical office pantry type, raised floors, safes, rolling file storage systems, staircases, and the like.

ARTICLE 14: ASSIGNMENT AND SUBLETTING

14.01                 Except as otherwise set forth in Section 14.02 or 14.03 below, Tenant shall not transfer, assign, sublet, enter into license or concession agreements, or mortgage or hypothecate this

Lease or the Tenant’s interest in and to the Premises or any part thereof (herein collectively referred to as “Transfer”) without first obtaining in each and every instance the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

(a)                                 If at any time or from time to time during the Term, Tenant shall have a bona fide intention to assign or sublet all or any part of the Premises (excluding however an assignment or sublease under Section 14.02 or 14.03 below), Tenant shall give notice to Landlord of such intent, and:

(i)                                     Intentionally Omitted.

(ii)                                  Tenant shall provide to Landlord certain information reasonably required by Landlord regarding a proposed subtenant or assignment including the proposed subtenant’s statement of intended use, management experience, net worth and financial statements to the extent prepared, all in a form reasonably acceptable to Landlord, and other documentation and information reasonably required by Landlord, all to allow Landlord to assess the proposed subtenant’s or assignee’s ability to perform under this Lease and the acceptability to Landlord of the proposed subtenant’s or assignee’s intended use. Upon receipt of such required information regarding a proposed subtenant, Landlord will have ten (10) days to provide a reasoned objection in writing to Tenant regarding such subtenant. Failure to provide such a reasoned objection within ten (10) days following receipt of all information requested by Landlord in writing no later than five (5) business days following notice from Tenant or its intent to sublease the Premises or assign this Lease will serve as consent of the Landlord to the proposed subtenant and sublet. Should Landlord fail to timely request any such information, Tenant’s obligation to provide the same shall be waived. Landlord’s consent to subtenant and sublet or assignment of this Lease shall not be unreasonably withheld, conditioned or delayed. Any objection by Landlord to subtenant or sublet or assignment based on the type or amount of rent to be paid by subtenant for the sublet or assignment would be unreasonable and would function as consent by the Landlord to such subtenant and sublet.

(iii)                               Any attempted Transfer shall not be binding upon Landlord and shall confer no rights upon any third person, unless consented to as aforesaid. Any Transfer of this Lease from Tenant by liquidation or otherwise by operation of law, including, but not limited to, an assignment for the benefit of creditors, shall be included in the term “Transfer” for the purposes of this Lease and shall be a violation of this Section. Consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. Transfer of this Lease from Tenant due to merger or other acquisition of substantially all the assets of Tenant shall not be included in the term “Transfer” for the purposes of this Lease and shall not require consent or approval of Landlord.

(b)                                 Fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license or for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, or other personal or real property interest of any nature whatsoever in excess of fair market value of the same, which exceed, in the aggregate, the reasonable third party expenses actually incurred by Tenant for the subletting, assignment or license amortized over the term of the sublease or assignment and the total sums which Tenant is obligated to pay to Landlord under this Lease shall be paid to Landlord on a monthly basis, if and when received without affecting or reducing any other obligation of Tenant hereunder.

(c)                                  When Landlord has space available for lease in the Building, Tenant shall not sublet all or any portion of the Premises to any proposed subtenant who received a proposal from Landlord for any space during the six (6) months immediately preceding Tenant’s written notice of intent to sublease. This Subsection 14.01(c) shall not apply to a circumstance in which a proposed subtenant requires more space than the amount of vacant space available from Landlord in the Building as of the date of Tenant’s notice.

(d)                                 No sublease of the Premises shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the provisions required by this Lease). Any such sublease shall be subject and subordinate to this Lease.

(e)                                  All subleases shall: (i) be expressly subject to all of Tenant’s obligations hereunder, (ii) provide that the sublease shall not be assigned, encumbered or otherwise transferred without Landlord’s consent, not to be unreasonably withheld, conditioned or delayed (and such subtenant shall be afforded the rights granted to Tenant under Section 14.02 hereof), that the premises thereunder shall not be further sublet by the sublease, in whole or in part without Landlord’s consent, not to be unreasonably withheld, conditioned or delayed (and such subtenant shall be afforded the same rights granted to Tenant under Section 14.02 hereof), and that the sublease shall neither suffer nor permit any portion of the sublet premises to be used or occupied by others without the prior written consent of Landlord in each instance and (iii) contain substantially the following provision:

“In the event a default under any superior lease of all

or any portion of the premises demised hereby results in the termination of such superior lease, this Lease shall, at the option of the lessor under any such superior lease, remain in full force and effect and the tenant hereunder shall attorn to and recognize such lessor as Landlord hereunder under the terms of this Lease and shall promptly upon such lessor’s request, execute and deliver all instruments necessary or appropriate and reasonably acceptable to tenant to confirm such attornment and recognition. The Tenant hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of such superior lease, to terminate this sublease or surrender possession of the premises demised hereby.”

(f)                                   If this Lease or Tenant’s interest in the Premises or any part thereof be transferred, and to the extent Tenant survives such transfer, Tenant agrees nevertheless to remain fully liable for the full performance of each and every obligation under this Lease to be performed by Tenant and Tenant shall remain fully responsible and liable for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of Tenant hereunder, and any such violation shall be deemed a violation by Tenant. Tenant shall reimburse Landlord, as Additional Rent, for all of Landlord’s reasonable costs and expenses incurred in connection with such transfer, including the payment for Landlord’s attorney to review all proposed transfer documentation and information not to exceed $1,500.

14.02                 Permitted Transfers.   Notwithstanding anything to the contrary set forth herein, Tenant shall have the absolute right, on notice to Landlord (to the extent that notice is not prohibited by law or confidentiality agreement and if so prohibited following such transfer), but without requiring Landlord’s prior consent, or compliance with the terms of Sections 14.01 (b), (c), (d), (e), and f) to: (a) assign or sublease all or any part of the Premises to any parent, subsidiary, affiliate, or to any entity resulting from a merger or consolidation of Tenant or to the purchaser of all or substantially all of Tenant’s assets or of a controlling voting interest in Tenant, provided that in the case of an assignment to a purchaser as a result of sale of all or substantially all of Tenant’s assets or controlling voting interest of stock in Tenant, the assignee has a net worth not less than the net worth of Tenant as set forth on the Tenant’s balance sheet as of the last completed fiscal quarter; or (b) license or sublease a portion of the space to a customer(s) or service providers which are servicing Tenant or which Tenant services, or any of Tenant’s affiliates. For purposes of this Section 14.02, “parent” shall mean an entity that owns directly or through any other entity that it controls, directly or indirectly, not less than fifty percent (50%) of the outstanding ownership interest of the Tenant; “subsidiary” shall mean any entity not less than fifty percent (50%) of whose ownership interest is owned by the Tenant, directly or through any other entity that it controls, directly or indirectly; “affiliate” shall mean any entity controlled by, controlling or under common control with the Tenant; and “control” shall mean the direct or indirect possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or by contract.

14.03                 Bankruptcy.   If pursuant to the United States Bankruptcy Law or any similar law hereafter enacted having the same general purposes (the “Bankruptcy Law”), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under the Bankruptcy Law shall be deemed to mean the deposit of an additional Security Deposit in an amount equal to the sum of one (1) year’s Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord as part of the Security Deposit for the remaining term of this Lease as provided in Section 2.02 of this Lease.

ARTICLE 15: DEFAULT

15.01                 Events Of Default by Tenant. This Lease is made upon the condition that Tenant shall punctually and faithfully perform all of the covenants, conditions and agreements by it to be performed as in this Lease set forth. The following shall each be deemed to be an event of default (each of which is sometimes referred to as an “Event of Default” in this Lease):

(a)         the failure by Tenant to pay any Basic Rent or Additional Rent within ten (10) days after Landlord has delivered notice to Tenant that the same is due;

(b)         Intentionally omitted;

(c)          Intentionally omitted;

(d)         the failure of Tenant to observe or perform any of the covenants, terms or conditions set forth in Article 14 (relating to assignment and subletting) when such failure continues for a period of ten (10) days after Landlord has delivered notice to Tenant that the same is due;

(e)          the failure of Tenant to observe or perform any of

the other covenants, terms or conditions set forth in this Lease where said failure continues for a period of thirty (30) days after notice thereof from Landlord to Tenant setting forth in reasonable detail such failure (unless such failure cannot reasonably be cured within thirty (30) days and Tenant shall have commenced to cure said failure within thirty (30) days and continues to diligently pursue the curing of the same until completed;

(f)           the estate created in Tenant hereby is taken in execution or by other process of law, or all or a substantial part of the assets of Tenant or any Tenant Guarantor is placed in the hands of a liquidator, receiver or trustee (and such receivership or trusteeship or liquidation continues for a period of sixty (60) days), or Tenant or any such Guarantor makes an assignment for the benefit of creditors, or admits in writing that it cannot meet its obligations as they become due;

(g)          subject to Section 365 of the Bankruptcy Law, Tenant or any Tenant Guarantor is adjudicated a bankrupt, or Tenant or any such Guarantor institutes any proceedings under any federal or state insolvency or bankruptcy law as the same now exists or under an amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein the Tenant or any such Guarantor seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceedings be filed against Tenant or any such Guarantor under any such insolvency or bankruptcy law (and such proceeding not be removed within ninety (90) days thereafter). If any insolvency proceedings, such as those referred to in this Section 15.01(g), are instituted against Tenant, the Premises shall not become an asset in any such proceedings;

(h)         Intentionally omitted; or

(i)             Intentionally omitted.

15.02                 Landlord’s Remedies Upon Default By Tenant.   Landlord may treat any Event of Default as a breach of this Lease. Landlord’s failure to insist upon strict performance of any covenant, term or condition of this Lease or to exercise any right or remedy it has herein shall not be deemed a waiver or relinquishment for the future of such performance, right or remedy. In addition to any and all other rights or remedies of Landlord in this Lease, or provided by law or equity, Landlord shall have the following rights and remedies upon the occurrence of any Event of Default beyond any applicable cure period:

(a)         to terminate the Lease, and, subject to applicable law, to re-enter the Premises and take possession thereof and to remove all persons therefrom, and Tenant shall have no further claim or right hereunder;

(b)         to bring suit for the collection of Rent and for damages (including, without limitation, reasonable attorneys’ fees and the cost of repairing and re-letting the Premises but not areas outside of the Premises) without entering into possession of the Premises or canceling this Lease. Commencement of any action by Landlord for Rent and damages shall not be construed as an election to terminate this Lease and shall not absolve or discharge Tenant from any of its obligations or liabilities for the remainder of the Term; and

(c)          to retake possession of the Premises from Tenant by summary proceedings or otherwise as permitted by applicable law. Commencement of any action by Landlord for re-entry shall not be construed as an election to terminate this Lease and shall not absolve or discharge Tenant from any of its obligations or liabilities for the remainder of the Term. If, in the event of an ouster, Landlord re-lets the Premises, Tenant shall continue to be liable for the payment of any deficiencies in Rent after such re-let. In the event of any re-entry, Landlord shall have the right but not the obligation to remove any personal property from the Premises and place the same in storage at a public warehouse at the expense and risk of the owner.

15.03                 Damages Upon Termination of Lease.   If Landlord elects to terminate this Lease under the provisions of Section 15.02(a) above, Landlord may recover from Tenant damages computed in accordance with the following formula in addition to its other remedies:

(a)                                 the amount of all unpaid Rent through the date of termination or judgment, whichever is later; plus

(b)                                 the total Rent that Tenant would have been required to pay for the remainder of the Term had this Lease not been terminated discounted to present value at the Lease Interest Rate, minus the lesser of the actual rental rate for any lease then in place for all or part of the Premises or the then present fair rental value of the Premises for such period similarly discounted; plus

(c)                                  any other reasonable and foreseeable amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys’ fees; plus

(d)                                 at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law.

15.04                 Landlord’s Self-Help.   In addition to Landlord’s rights of self-help set forth elsewhere in this Lease, if Tenant at any time fails to perform any of its obligations under this Lease in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but not the obligation, upon giving Tenant at least ten (10) days prior notice of its election to do so (in the event of any emergency no prior notice shall be required) to perform such obligations on behalf of and for the account of Tenant and to take all such action to perform such obligations. Tenant shall be entitled to additional time to cure any default if it cannot reasonably be cured within ten (10) days provided that Tenant is taking commercially reasonable steps to cure the default. If Tenant shall fail to cure, or in the case of a default which will take more than ten (10) days to cure Tenant fails to take commercially reasonable steps to cure, then upon the giving of an additional ten (10) day notice to Tenant’s and Tenant’s continuing failure to cure or to take steps to cure Tenant may take steps to cure the default. In such event, Landlord’s costs and expenses actually incurred therein shall be paid for by Tenant as Additional Rent, within thirty (30) days of delivery of an invoice, with interest thereon from the date Landlord performs such work at the Lease Interest Rate. The performance by Landlord of any such obligation shall not constitute a release or waiver of Tenant therefrom.

15.05                 Tenant’s Self-Help Upon Default By Landlord.

(a)         If Landlord shall at any time be in default of its obligations under this Lease to make any repairs, perform any work within the Premises or to provide a service to the Premises, then Tenant may deliver a demand upon Landlord to remedy such default within thirty (30) days of the date of delivery of such notice. Landlord shall be entitled to additional time to cure any default if it cannot reasonably be cured within thirty (30) days provided that Landlord is taking commercially reasonable steps to cure the default. If Landlord shall fail to cure, or in the case of a default which will take more than thirty (30) days to cure Landlord fails to take commercially reasonable steps to cure, then upon the giving of an additional ten (10) day notice to Landlord and Landlord’s continuing failure to cure or to take steps to cure Tenant may take steps to cure the default and any such work or repairs performed by Tenant at Tenant’s cost and expense may be deducted from Basic Rent next due.

ARTICLE 16: LIABILITY OF LANDLORD

16.01                 Limitation.   Tenant agrees that the obligations of Landlord under or with respect to this Lease do not constitute personal obligations of Landlord or of the partners, trustees, members, managers, directors, officers, shareholders, beneficiaries or advisors of Landlord or of any partnership which is a partner of Landlord, or any of them (each a “Landlord Party” and collectively, the “Landlord Parties”) and shall not create or involve any claim against, or personal liability on the part of, any Landlord Party. Tenant and all persons claiming by or under Tenant will look solely to the interest of Landlord in the Building for satisfaction of any liability of Landlord in respect of this Lease and will not seek recourse against any other assets of Landlord or against any Landlord Party, or any of any Landlord Party’s personal assets for such satisfaction.

16.02                 Transfer Of Landlord’s Interest.   In the event of the sale or other transfer of Landlord’s right, title and interest in the Premises or the Building (except in the case of a sale-leaseback financing transaction in which Landlord is the lessee), Landlord shall transfer and assign to such purchaser or transferee any portion of the Security Deposit which may be held by Landlord pursuant to Section 2.02 of this Lease, and Landlord thereupon and without further act by either party hereto shall be released from all liability and obligations hereunder derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or transfer subject to the assumption by the transferee of all such obligations. Tenant shall have no right to terminate this Lease nor to abate Rent nor to deduct from nor setoff nor counterclaim against Rent because of any sale or transfer (including, without limitation, any sale-leaseback) by Landlord or its successors or assigns.

ARTICLE 17: SUBORDINATION AND ATTORNMENT

17.01                 Subordination Of Lease.   Subject to Landlord delivering to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) from its present Fee Mortgagee and any subsequent Fee Mortgagee or Overlandlord on such fee Mortgagee’s or Overlandlord’s form of SNDA, this Lease is and shall be subject and subordinate to (a) any Underlying Lease and to any amendment, modification, renewal or extension thereof and (b) any Fee Mortgage and to each and every advance made thereunder and to all renewals, modifications, amendments, consolidations, replacements or extension thereof. This clause shall be self-operative and with the exception of the SNDA, no further instrument of subordination shall be required. Tenant shall have the right to negotiate the terms of the SNDA with Landlord’s Fee Mortgagee or

Overlandlord, it being understood that after the expiration of ten (10) days from Tenant’s receipt of a draft SNDA, Tenant shall execute the form provided by Landlord’s Fee Mortgagee or Overlandlord. Landlord represents that there is no current Fee Mortgage on the Property. In the event of any act or omission by Landlord which would or may give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (a) it has given notice thereof to Landlord, and to any Overlandlord or Fee Mortgagee whose names and addresses have been furnished to Tenant and (b) a reasonable period of time for remedying such act or omission shall have elapsed following such giving of notice during which the parties to whom such notice has been given, or any of them, have not commenced with reasonable diligence the remedying of such act or omission. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to an Overlandlord or Fee Mortgagee, Tenant agrees: (i) that the execution thereof by Landlord, and the acceptance thereof by such Overlandlord or Fee Mortgagee, shall never be treated as an assumption by such Overlandlord or Fee Mortgagee of any of the obligations of Landlord hereunder unless such Overlandlord or Fee Mortgagee shall, by notice sent to Tenant, specifically otherwise elect; and (ii) that, except as aforesaid, such Fee Mortgagee or Overlandlord shall be treated as having assumed Landlord’s obligations hereunder only, in the case of a Fee Mortgagee, upon foreclosure by such Fee Mortgagee and the taking of possession of the Premises or, in the case of an Underlying Lease, the assumption of Landlord’s position hereunder by such Overlandlord. In no event shall the acquisition of title to the Building by a purchaser which, simultaneously therewith, leases the entire Building back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

17.02                 Tenant’s Attornment.   If a Fee Mortgagee or Overlandlord shall succeed to the rights of Landlord (except in a sale-leaseback financing transaction) then, at the request of such party so succeeding to Landlord’s rights (a “Successor-Landlord”), Tenant shall attorn to and recognize such Successor-Landlord as Tenant’s Landlord under this Lease and shall within ten (10) business days of Landlord’s request execute and deliver any instrument that such Successor-Landlord may reasonably request to evidence such attornment. Upon Tenant’s failure to timely execute and deliver such evidence, then Landlord shall send a second request conspicuously stating in bold and capital letters “SECOND

REQUEST” providing Tenant with an additional five (5) business days to execute and deliver the requested evidence. If Tenant shall fail to execute and deliver the requested evidence within five (5) business days of the second notice, then Landlord may execute same and Tenant shall be bound by the terms and conditions thereof. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor-Landlord and Tenant upon all of the terms, conditions, and covenants as are set forth in this Lease and shall be applicable after such attornment. In the event that a bona fide institutional lender shall request reasonable modifications to this Lease, then Tenant shall not unreasonably withhold or delay in its written consent to such modifications provided the forgoing shall be at no cost to Tenant, and that the same do not, in Tenant’s sole and absolute judgment, increase the obligations of Tenant hereunder or otherwise adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the Premises.

17.03                 Instruments To Carry Out Intent.   Tenant agrees that, upon the request of Landlord, or any such Fee Mortgagee or Overlandlord, Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes and to carry out the intent of this Article 17.

ARTICLE 18: ESTOPPEL CERTIFICATES

18.01                 Tenant’s Agreement To Deliver.   From time to time, within ten (10) days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addressees as Landlord may designate (and Landlord and any such addressee may rely thereon), a statement in writing in the form of Exhibit E or in such other form and substance satisfactory to Landlord (herein called “Tenant’s Certificate”), certifying to all or any part of the information provided for in Exhibit E as is requested by Landlord.

18.02                 Failure Of Tenant To Provide.   Tenant shall execute and deliver a Tenant’s Certificate within ten (10) business days of request by Landlord. Upon Tenant’s failure to timely execute and deliver a Tenant’s Certificate, then Landlord shall send a second request conspicuously stating in bold and capital letters “SECOND REQUEST” providing Tenant with an additional five (5) business days to execute and deliver the Tenant’s Certificate. If Tenant shall fail to execute and deliver the requested Tenant’s Certificate within five (5) business days of the second notice, then Landlord may execute same and Tenant shall be bound by the terms and conditions thereof.

18.03                 Landlord’s Agreement to Deliver.   From time to time, within ten (10) business days after request in writing therefor from Tenant, Landlord agrees to execute and deliver to Tenant, or to such other addressee or addressees as Tenant may designate, a statement in writing in form and substance reasonably satisfactory to Tenant or the requesting party certifying the validity of basic information related to this Lease and Tenant’s performance of its obligations hereunder.

ARTICLE 19: QUIET ENJOYMENT

19.01                 Faithful Performance.   Upon payment by the Tenant of the Rent herein provided for, and upon the observance and performance of all of the agreements, covenants, terms and conditions on Tenant’s part to be observed and performed, and for so long as this Lease is in full force and effect, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and mortgages, leases and other matters to which this Lease is subordinate.

ARTICLE 20: SURRENDER AND HOLDING OVER

20.01                 Delivery After Term.   Tenant shall deliver up and surrender to Landlord possession of the Premises upon expiration or earlier termination of the Term, broom clean, free of debris, in good order, condition and state of repair (excepting ordinary wear and tear, casualty, condemnation and obsolesce), and shall deliver the keys to the Landlord. If not sooner terminated as herein provided, this Lease shall expire at the end of the Term as provided for in Article 3, as the same may be extended pursuant to Tenant’s renewal options, without the necessity of notice from either Landlord or Tenant to terminate the same, Tenant hereby waiving notice to vacate the Premises and agreeing that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the extent statutory notice has been given.

20.02                 Effect Of Holding Over; Rent.    If Tenant or any party claiming under Tenant remains in possession of the Premises, or any part thereof, after any termination of this Lease, no tenancy or interest in the Premises shall result therefrom but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal as permitted by law, provided, however, except for Hold-Over Rent (defined hereinafter) Tenant shall not be liable for any damages incurred by Landlord as a result of Tenant holding over (including, punitive or consequential damages). During any period which Tenant shall hold the Premises after the Term has expired, Tenant shall pay to Landlord, as liquidated damages, a sum equal to 125% of the last payable monthly Basic Rent and Additional Rent for the first thirty (30) days of holdover and thereafter 150% for each and every month of holding over thereafter, all collectible as and deemed Additional Rent (“Hold-Over Rent”).

ARTICLE 21: CONDEMNATION

21.01                 All Of Premises Taken.   If the whole of the Premises shall be taken or condemned either permanently or temporarily (for a period in excess of thirty (30) days) for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain or by agreement or conveyance in lieu thereof (each being hereinafter referred to as “Condemnation”), this Lease shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent and perform all of its obligations under this Lease up to that date with a proportionate refund by Landlord of any Rent as shall have been paid in advance for a period subsequent to the date of the taking.

21.02                 Less Than All Of The Premises Taken.   If less than all but more than twenty-five percent (25%) of the Rentable Area is taken by Condemnation, or if (regardless of the percentage of the Rentable Area which is taken), the remainder of the Premises cannot be used for the carrying on of Tenant’s business, then either Landlord or Tenant shall have the right to terminate this Lease upon notice to the other party within thirty (30) days after possession is taken by such Condemnation. If this Lease is so terminated, it shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent and perform all of its obligations under this Lease up to that date with a proportionate refund by Landlord of any Rent as may have been paid in advance for a period subsequent to the date of the taking. If this Lease is not so terminated, it shall terminate only with respect to the parts of the Premises so taken as of the day of possession shall be taken by such authority, and Tenant shall pay Rent up to that day with a proportionate refund by Landlord of any Rent as may have been paid for a period subsequent to the date of the taking and, thereafter, the Rent shall be reduced in direct proportion to the amount of Rentable Area of the Premises taken and Landlord agrees, at Landlord’s cost and expense, as soon as reasonably possible to restore the Premises on the land remaining to a complete unit of similar quality and character as existed prior to such appropriation or taking (to the extent feasible); provided that Landlord shall not be required to expend more on such restoration than an amount equal to the condemnation award received by Landlord (less all expenses, costs, reasonable legal fees and court costs incurred by Landlord in connection with such award) for the Rentable Area so taken multiplied by a fraction, the numerator of which is the Rentable Area which was taken and the denominator of which is the Rentable Area in the Building which was taken.

21.03                 Building Taken.   If any part of the Building is taken by Condemnation so as to render, in Landlord’s sole judgment, the remainder unsuitable for use as a commercial Building, Landlord shall have the right to terminate this Lease upon notice to Tenant within one hundred twenty (120) days after possession is taken by such Condemnation. If Landlord so terminates this Lease, it shall terminate as of the day possession is taken by the condemning authority, and Tenant shall pay Rent and perform all of its other obligations under this Lease up to that date with a proportionate refund by Landlord of any Rent as may have been paid in advance for a period subsequent to such possession.

21.04                 Ownership Of Award.   As between Landlord and Tenant, all damages for any condemnation of all or any part of the Building, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, and Tenant’s leasehold improvements, shall belong to Landlord without any deduction therefrom for any present or future estate of the Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or fee of the Premises, or Tenant’s leasehold improvements, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant’s merchandise, furniture and fixtures, or otherwise in connection with Tenant’s improvements as may be afforded Tenant under New Jersey law.

ARTICLE 22: MISCELLANEOUS

22.01                 Interpretation.

(a)         The captions, table of contents and index of defined terms appearing in this Lease are inserted only as a matter of convenience and in no way amplify, define, limit, construe or describe the scope or intent of such Sections of this Lease nor in any way affect this Lease. Except where otherwise expressly provided, each reference in this Lease to a Section or Article shall mean the referenced Section or Article in this Lease.

(b)         If more than one person or corporation is named as Landlord or Tenant in this Lease and executes the same as such, or becomes Landlord or Tenant, then and in such event, the words

“Landlord” or “Tenant” wherever used in this Lease are intended to refer to all such persons or corporations, and the liability of such persons or corporations for compliance with and performance of all the terms, covenants and provisions of this Lease shall be joint and several.

(c)          The neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural.

(d)         The parties hereto agree that all provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof.

(e)          Although the Lease was initially drawn by Landlord, it was negotiated and finalized by both parties and this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

22.02                 Relationship Of Parties.   Nothing herein contained shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that any provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant nor cause Landlord to be responsible in any way for the acts, debts or obligations of Tenant.

22.03                 Notices.   Any notice, demand, request, approval, consent or any other instrument which may be or is required to be given under this Lease shall be: (a) in writing; (b) addressed to Landlord or Tenant to the respective addresses set forth under Fundamental Lease Provisions of this Lease and/or such other address or addresses as either party may designate by notice to the other in accordance with this Section, and (c) shall be deemed to have been given (i) on the same day when delivered in person, (ii) three (3) business days after being placed in the United States mail, certified and return receipt requested, (iii) one (1) business day after being deposited into the custody of FedEx Corporation to be sent by FedEx Overnight Delivery or other reputable overnight carrier for next day delivery, addressed to such party at the address hereinafter specified, or (iv) on the same day when telecopied by facsimile transmission to such party at the telecopy number listed below, provided that such transmission is electronically confirmed on the date of such transmission. In addition, notice may be given by e-mail at the e-mail address set forth in the Fundamental Lease Provisions of this Lease, and such notice shall be deemed given and served upon transmission so long as such notice is also given on the same day via a method provided for in (i) through (iv) above.

22.04                 Successors.   This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon (subject to Article 16) Landlord, its successors and assigns, and shall be binding upon Tenant, its heirs, successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord (unless such assignment is expressly permitted pursuant to Article 14 without Landlord’s consent). Nothing in this Section shall be deemed to require Landlord to give any such consent where required.

22.05                 Broker’s Commission.   Tenant and Landlord warrant and represent to one another that they have dealt with no broker, consultant, finder or like agent who or which might be entitled to a commission in connection with this Lease other than as set forth on the Addendum to Lease (“Broker”). Landlord agrees to pay Broker a commission pursuant to a separate agreement between Landlord and Broker. Landlord and Tenant hereby agree and do hereby indemnify and save one another and their respective successors, legal representatives and assigns harmless from and against all claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorneys’ fees and disbursements, that may arise from any claim by any other broker, consultant, finder or like agent claiming to have brought about this Lease, contrary to the representations and warranties set forth herein. The foregoing representations, warranties and covenants shall survive the expiration of this Lease.

22.06                 Unavoidable Delays.   In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of any of such party’s financial obligations hereunder or any other payments required by the terms of this Lease and shall not extend the Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

22.07                 Severability.   It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other which would render the provision valid, then the provision shall have the meaning which renders it valid. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to the persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

22.08                 Time Of Essence.   Time is of the essence with respect to the performance by Tenant of its obligations set forth in this Lease.

22.09                 Other Tenants.   To the extent that there is available space in the Building, Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord shall determine in the exercise of its sole business judgment. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or occupant or number of tenants or occupants shall, during the Term, occupy or not occupy any space in the Building.

22.10                 Applicable Law; Waiver of Trial By Jury.   The laws of the state in which the Building is located shall govern the validity, performance and enforcement of this Lease. If either party institutes legal suit or action for enforcement of any obligation contained herein, it is agreed that Landlord may determine the venue of such suit or action in such state. Tenant consents to the exclusive jurisdiction of the state courts located in Trenton, New Jersey and Mercer County.

LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE AND EACH PARTY ACKNOWLEDGES THAT NEITHER PARTY NOR ANY PERSON ACTING ON BEHALF OF A PARTY HAS MADE ANY REPRESENTATIONS OR FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME, HAS EXECUTED THIS LEASE.

22.11                 Waiver.

(a)         The waiver by Landlord or Tenant of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term, agreement or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing by Landlord or Tenant, as applicable.

(b)         No waiver of any covenant, term, agreement or condition of this Lease or legal right or remedy shall be implied by the failure of Landlord or Tenant to declare a forfeiture, or for any other reason. No waiver by Landlord in respect to one or more tenants or occupants of the Building shall constitute a waiver in favor of any other tenant. Landlord’s consent to, or approval of, any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant.

22.12                 Accord And Satisfaction.   No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying such check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

22.13                 Corporate Tenants.   Tenant hereby covenants and warrants that: Tenant is a duly constituted corporation qualified to do business in the State in which the Building is located, all Tenant’s franchise and corporate taxes which are due as of the date of this Lease have been paid; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due where the failure to do so will have a material adverse effect on Tenant or Tenant’s ability to perform under this Lease; and such person executing this Lease on Tenant’s behalf is duly authorized to execute and deliver this Lease on behalf of the Tenant.

22.14               Liquidated Damages; Attorneys’ Fees.   When

liquidated damages are specified anywhere in this Lease, it is understood and agreed that said sum is to be paid to Landlord because Landlord’s actual damages will be difficult or impossible to ascertain with accuracy. The obligation of Tenant set forth herein to pay Landlord’s attorneys’ fees in connection with Tenant’s default shall include the obligation of Tenant to pay all reasonable attorneys’ fees incurred by Landlord before, during and after trial and on appeal. In the event of litigation between Landlord and Tenant which concludes in entry of final judgment, the prevailing party shall be entitled to be reimbursed for its reasonable attorneys’ fees and costs.

22.15                 Recording.   Within five (5) business days of the Rent Commencement Date, the Landlord shall fully execute, have notarized and deliver to Tenant a Memorandum of Lease in the form attached as Exhibit J (the “Memo”) for Tenant to record at its sole cost and expense. Tenant shall deliver to Landlord a true and complete copy of the recorded Memo within five (5) business days of receipt of same. Simultaneously with Landlord’s delivery of the Memo to Tenant, Tenant shall execute, have notarized and deliver to Landlord, to be held in escrow, a Discharge of Memorandum of Lease in the form attached as Exhibit K (the “Discharge”) which Discharge Landlord shall be authorized to appropriately date, complete and record, without any further writing or agreement, upon the expiration or earlier termination of this Lease.

22.16                 Entire Agreement.

(a)         There are no oral agreements between the parties affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

(b)         This Lease, including the Exhibits, Addendum to Lease, and addenda hereto, sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Building. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to a writing signed by each party and delivered to the other.

22.17                 Execution Of Lease.   The submission of this Lease for examination does not constitute a reservation of or option for the Premises or any other space within the Building and shall vest no right in either party. This Lease shall become effective as a lease only upon execution and legal delivery thereof by the parties hereto. This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

22.18                 Hazardous Materials.   Landlord represents as of the date hereof that to the best of its knowledge the Building and Premises and their existing and prior uses comply with, and Landlord is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Building and Premises, any applicable federal, state, county, or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses, and permits of any governmental authorities relating to environmental matters (being hereafter collectively referred to as the “Environmental Laws”), including (i) the including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Water Act, the Clean Air Act, any Federal, State or local so-called “Superfund” or “Superlien Statute,” or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials. Landlord further represents that to the best of its knowledge it is in compliance with all federal, state, or local law, statute, ordinance or regulations, or court or administrative order or decrees, or private agreement (collectively hereinafter “Environmental Requirements”), pertaining to the special handling in collection, storage, treatment or disposal (such materials hereinafter being referred to as “Hazardous Materials”). Tenant represents and warrants that it shall not place or permit to be placed upon the Building, Premises or Common Areas any materials in violation of the Environmental Requirements provided that the use and storage of cleaning supplies and other supplies customarily used in the operation and maintenance of an office building shall be permitted so long as any such use and/or storage is in compliance with Environmental Requirements. Tenant agrees to (i) give notice to Landlord immediately upon Tenant’s acquiring knowledge of the presence of any Hazardous Materials on the Premises or Common Areas with a full description thereof; (ii) promptly comply with and insure that all subtenants comply with any Environmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials and provide Landlord with reasonably satisfactory evidence of such compliance; (iii) if a bond is required by any governmental authority having jurisdiction over release of Hazardous Materials and/or remediation of same, provide Landlord, within thirty (30) days after a demand by Landlord, with a bond, letter of credit or similar financial assurance evidencing to Landlord satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Material and discharging any lien which may be established on the Premises as a result thereof; and (iv) defend, indemnify and hold harmless Landlord from any and all claims, costs, and expenses which may now or in the future be asserted, imposed, or incurred as a result of the presence of any Hazardous Materials on the Premises or Common Area and resulting from Tenant’s breach of its obligations hereunder. Notwithstanding anything to the contrary, in no event shall Tenant be responsible for the presence of any Hazardous Materials in the Premises or Building unless the presence of such Hazardous Materials was caused or introduced by Tenant, or its employees, agents, contractors, invitees or licensees. Landlord shall not engage in operations at the Building which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of Hazardous Materials. Landlord further covenants that it will not cause or permit to exist, as a result of an intentional or unintentional action or omission on Landlord’s part, the presence, releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Premises or the Building of any Hazardous Materials. Except to the extent that it is Tenant’s compliance obligations hereunder, Landlord, its agents, employees, and on site contractors shall be in compliance with all applicable Environmental Laws and Environmental Requirements, shall obtain and maintain all permits, licenses, and authorizations required for Landlord’s business, equipment, and operations on and in connection with the Premises, and shall comply with all terms and conditions of such permits, licenses and authorizations.

22.19                 Telecommunications.   Landlord shall provide Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies access to and within the Building (including the cafeteria area and exterior patio) for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, cellular, fiber optic, microwave, wireless, and any other transmission systems and amplification devices, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location. Tenant shall schedule its activities as set forth in this Section 22.19 with Landlord’s general contractor. No work by Tenant or its representatives shall unreasonably interfere with Landlord’s Work or cause a Delay Event. The location of Tenant’s telecommunications systems shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company

By: ML Seven, Inc., its manager

	By:	/s/ Jeffrey M. Siegel
	Name:	Jeffrey M. Siegel
	Title:	President

TENANT:

INTERPOOL, INC., a Delaware corporation

By:	/s/ Keith Lovetro
Name: Keith Lovetro
Title: President and CEO

Federal ID No. 46-0648957

ADDENDUM TO LEASE

This Addendum to Lease is hereby made a part of that certain Lease between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company (“Landlord”) and INTERPOOL, INC. D/B/A TRAC INTERMODAL, a Delaware corporation (“Tenant”), for those Premises located at 750 College Road East, Princeton, New Jersey, identified on Exhibit B annexed hereto. In the event a conflict arises between the provision of this Addendum to Lease and any other part of this Lease, this Addendum shall modify and supersede such other part of this Lease to the extent necessary to eliminate any such conflict, but no further. All terms which are defined in this Lease shall have the same meaning when used herein.

1.                                      Basic Rent and Initial Payments.

(a)                                 Basic Rent.   Tenant shall pay to Landlord Basic Rent in the manner and as more fully described in the Lease, as follows:

Lease Year	$ Per Rentable
Partial Lease Year	Square Foot	Annual Basic Rent	Monthly Basic Rent
Lease Year 1	$25.75	$2,118,776.44	$176,564.70	*
Lease Year 2	$26.25	$2,159,917.73	$179,993.14
Lease Year 3	$26.75	$2,201,059.02	$183,421.58
Lease Year 4	$27.25	$2,242,200.31	$186,850.03
Lease Year 5	$27.75	$2,283,341.60	$190,278.47
Lease Year 6	$28.25	$2,324,482.89	$193,706.91
Lease Year 7	$28.75	$2,365,624.18	$197,135.35
Lease Year 8	$29.25	$2,406,765.47	$200,563.79
Lease Year 9	$29.75	$2,447,906.76	$203,992.23
Lease Year 10	$30.25	$2,489,048.05	$207,420.67
Lease Year 11, Months 1- 9	$30.75	$1,897,642.00	$210,849.11

*  subject to rent abatement as set forth herein.

Notwithstanding anything to the contrary hereinabove set forth, provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to a credit against the Basic Rent (determined based on the then applicable monthly rental amount) for nine (9) months, during the first thirty-six (36) months following the Commencement Date, as such months are designated by Landlord. Landlord shall give Tenant ten (10) days notice prior to any month that Landlord determines is subject to any such credit against the Basic Rent. The foregoing rent credit shall be null and void “ab initio” if, within the first three (3) years of the Term, Landlord terminates this Lease or reenters or repossesses the Premises on account of any Event of Default of Tenant occurring under this Lease, and Landlord shall be entitled to recover from Tenant, in addition to all other amounts Landlord is entitled to recover, the aggregate amount of the rent credit herein provided for.

(b)                                 Initial Rent Payment.   Within thirty (30) days of the date this Lease is executed, Tenant shall pay to Landlord one month’s rent in the amount of $176,564.70 which shall be the rent payable for the first month of the Main Term for which there is no credit against the Basic Rent described in (a) above, and which amount shall be applied to the payment of Basic Rent for such month.

2.                                      Real Estate Brokers.   Supplementing the provisions of Section 22.05, Landlord and Tenant represent and warrant to other that they have not dealt with a real estate broker in connection with this Lease, except Tenant’s broker CBRE, Two Tower Center Boulevard, 20th Floor, East Brunswick, New Jersey 08816 and Landlord’s agent Colliers International NJ LLC, 731 Alexander Road, Suite 302, Princeton, New Jersey 08540.

3.                                      Rent Commencement Date.   The Rent Commencement Date shall be the date on which Landlord delivers Tenant possession of the Premises in accordance with Section 2.05(a) of the Lease.

4.                                      Renewal Option.   Provided that at the time of the exercise of the option hereinbelow described or anytime thereafter prior to the commencement of any additional term for rental of the Premises after the Main Term (each “Renewal Term” and collectively the “Renewal Terms”) no Event of Default shall have occurred and be continuing, Tenant or any assignee of this Lease pursuant to Section 14.02 hereof, shall have the right, option and privilege of extending the Term hereof (a “Renewal Option”) for two (2) successive Renewal Terms of five (5) years each. In the event Tenant elects to exercise a Renewal Option, the following shall apply:

(a)                                 Tenant shall notify Landlord of the exercise of the Renewal Option not later than 11:59 pm local time on the day which is two hundred seventy (270) days prior to the expiration of the Main Term or if then in effect, the Renewal Term;

(b)                                 The Renewal Term shall be subject to all of the terms, covenants and conditions of the Lease, including, without limitation, the obligation to pay Basic Rent. Basic Rent for the first Lease Year of the Renewal Term shall be lesser of (i) ninety-five percent (95%) of the then fair market value for the Premises

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for the applicable Renewal Term as determined in accordance with Subsection 4(c) below (“Fair Market Rent”), or (ii) the then escalated Rent;

(c)                                  The determination of Fair Market Rent shall include costs for replacement of items requiring replacement in the Premises, typical landlord concessions, marketing time and marketing costs. If the parties are unable to agree on the Fair Market Rent for the Premises on or before the date which is two hundred ten (210) days before expiration of the then existing Term, each party shall each submit the Fair Market Rent issue to an independent arbitrator of each party’s respective choice who shall be either (i) a MAI certified, real estate appraiser, or (ii) a licensed real estate broker who is then currently active leasing commercial real estate in Princeton, New Jersey. The arbitrators shall have not less than five (5) years’ experience appraising or leasing commercial real estate properties in and around Princeton, New Jersey. Each arbitrator shall submit a written conclusion as to the Fair Market Rent of the Premises with detailed support for his/her determination, no later than one hundred twenty (120) days before expiration of the Term. Each party shall bear the cost of its own arbitrator. Fair Market Rent shall be determined by averaging the conclusions of the arbitrators as to the Fair Market Rent; provided, however, that in the event that there is a variance of greater than ten (10%) percent between the two arbitrators, then the two arbitrators shall jointly select a third arbitrator who shall determine the Fair Market Rent of the Premises no later than ninety (90) days before the expiration of the Term, which shall, by itself, be binding upon Landlord and Tenant. In the event that one party fails to timely appoint or deliver a valuation of Fair Market Rent as set forth herein, then the arbitrator selected by the other party shall be the sole arbitrator of the Fair Market Rent which shall be binding on the parties. Landlord and Tenant shall each be responsible to pay for one-half of the fees for the third arbitrator, and in the case of the Tenant such charges shall be deemed Additional Rent.

(d)                                 The Basic Rent for the first Lease Year of the Renewal Term shall be determined as set forth in Subsection 4 (c) and shall be binding upon the parties, enforceable in a court of law and shall be effective on the first day of the Renewal Term. Time is of the essence of the time periods set forth in this Paragraph 4.

(e)                                  Increases in Basic Rent in each Lease Year of each Renewal Term after the first Lease Year shall be determined as part of Fair Market Rent.

(f)                                   Upon Tenant’s exercise of the Renewal Option for the first Renewal Term and subject to agreement on a rental rate or

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such other determination as provided herein, Landlord shall, at Landlord’s sole cost and expense, repaint and re-carpet the Premises within ninety (90) days of the beginning of the first Renewal Term.

5.                                      Right of First Refusal.

5.1                               Landlord hereby grants to Tenant a right of first refusal (“ROFR”), upon timely exercise of the ROFR in the express manner as hereinafter set forth, to lease ROFR Space (as herein defined) in the Building as and when same may become available, provided, however, that at the time of the exercise by Tenant of the ROFR or at any time thereafter, prior to taking possession of the space to be leased no Event of Default shall have occurred and be continuing. The rights granted to Tenant under this Section 5 are subject to any extension of a lease with the then existing tenant in the ROFR Space. “ROFR Space” as used herein shall be defined as any rentable tenant space in the Building which, as of the date of this Lease is, or may become at any time during the Term, vacant.

5.2                               Landlord shall provide notice to Tenant of the available ROFR Space not more than one (1) year before the ROFR Space is anticipated to be available, describing with sufficient detail the ROFR Space (by providing an approximate drawing of the ROFR Space and an estimate of the rentable square footage of the ROFR Space) and the date that the ROFR Space is anticipated to be available (each a “Space Notice”). Tenant shall have the right to exercise the ROFR on the ROFR Space described in the Space Notice for a period of forty-five (45) days from the date of the Space Notice. To exercise the ROFR, Tenant shall deliver timely notice of exercise of the ROFR to Landlord (the “Exercise Notice”). If Tenant exercises the ROFR then rent for the ROFR Space shall be equal to the then current per square foot rental rate then in effect under the Lease, subject to the same escalations. In the event Tenant seeks to exercise its ROFR Tenant must do so as to all of the ROFR Space described in the Space Notice, Tenant having no right hereunder to demand less than all of the available ROFR Space and Landlord having no obligations to divide same.

5.3                               Subject to the terms of this Section 5.3, the ROFR Space shall be rented by Tenant as of the date on which Landlord delivers possession of the ROFR Space to Tenant in the condition required hereunder (the “ROFR Term Commencement Date”) on terms and conditions set forth herein. Landlord and Tenant shall execute a modification of this Lease incorporating the ROFR Space into the Premises. Should a tenant holdover in the ROFR Space, Landlord shall use commercially reasonable efforts to dispossess the holdover tenant, and regain possession of such space, including the enforcement of any holdover terms and commencement and prosecution

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of a dispossess action to regain possession, provided however should Landlord not regain possession of such space within six (6) months from the expiration date of such lease, Tenant may withdraw its exercise of Tenant’s option to lease such ROFR Space. The ROFR Space shall be measured in accordance with BOMA ANSI Z 65.1 1980 (reaffirmed 1996). The modification of Lease shall provide that the Lease expiration date with respect to the ROFR Space shall be co-terminus with the expiration date of this Lease, provided, however, that if, as of the ROFR Term Commencement Date less than thirty-six (36) months remain in the Term of this Lease (a) the expiration date of this Lease shall be extended to a date which is thirty-six (36) months after the ROFR Term Commencement Date, (b) Basic Rent shall be increased for each Lease Year or partial Lease Year by fifty cents ($0.50) per square foot of Rentable Area of the Premises plus the Rentable Area of the ROFR Space subject to Tenant’s exercise, and (c) Tenant’s remaining Renewal Options, if any, shall be postponed to be five (5) years following the expiration of the extended Lease Term and the reference to the Main Term in Section 4(a) of this Addendum shall mean the Main Term as extended under this Section 5.3 of the Addendum.

5.4                               In the event the ROFR shall not be exercised from time to time by Tenant, Tenant shall continue to hold a ROFR for any other ROFR Space, as and when same may become Available for Lease one or more times during the Term of this Lease.

5.5                               Upon execution of a modification of Lease incorporating the ROFR Space into the Premises, Landlord will complete Landlord’s Work within the ROFR Space subject to the same terms and conditions set forth in this Lease for Landlord’s Work including, but not limited to, preparation of plans and specifications and approval of same by Tenant, permits, change orders and completion of Landlord’s Work. Landlord shall be responsible for the cost of Landlord’s Work in the ROFR Space capped at an amount equal, on a rentable square foot basis, to the cost incurred by Landlord (but not including any cost incurred by Tenant including without limitation any Extras as such term is defined in Exhibit C to the Lease) for completion of Landlord’s Work for the Premises prior to the commencement of the Main Term, pro-rated based upon the then remaining Term of the Lease.

6.                                      Signs.   Landlord as part of Landlord’s Work at Landlord’s expense shall place a (a) building standard name designation sign on the Building tenant name designator sign in the main first floor lobby of the Building, in design, color and size consistent with existing tenant name designator signs, and (b) primary signage positioning on the existing exterior Building ground monument sign at the entrance to the Property (“Monument Sign”) in size, color, and layout as may be reasonably approved by Landlord and subject further to the approval of Princeton Forrestal Center

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who has approval rights over all exterior building signage. Tenant shall have the right, at its sole cost and expense, to place a sign having Tenant’s name and trade design on the wood paneled wall in the main lobby behind the reception station in size, color, and layout as may be reasonably approved by Landlord. Tenant agrees that all signage must comply with all ordinances, rules, regulations, laws and other directives of the municipality and all other bodies having authority over such signs and Landlord agrees, at no expense to Landlord, to reasonably co-operate with Tenant in Tenant’s obtaining all required approvals to place such exterior signage at or about the main entrance of the Building. Landlord makes no representation or warranty that a sign on the façade of the Building or the Monument Sign will be approved by applicable governmental authorities. Landlord shall provide Tenant signage on all common directories at Landlord’s expense.

7.                                      Parking.   Tenant shall be entitled to the non-exclusive use of non-reserved parking spaces in an amount equal to four and two tenths (4.2) per one thousand (1,000) rentable square feet of space leased by Tenant in the Premises twelve (12) of which shall be reserved parking spaces in the parking area of the Building (the “Parking Area”) at no cost to Tenant or its employees. The number of parking spaces shall be subject to increase at a rate of four and two tenths (4.2) spaces per one thousand (1,000) rentable square feet of additional space leased by tenant as a result of Tenant’s leasing of ROFR Space hereunder or additional space in the Building. The Parking Area will be used solely for the parking of normal sized passenger cars, Sport Utility Vehicles and other such typical vehicles used for the transportation of individuals used by Tenant’s and its subtenant’s and licensee’s employees while they are working at the Building and each parties invitees while visiting the Premises. The Parking Area may be made available to the general public and other tenants and invitees at the Building so long as at all times the number of spaces which Tenant is permitted hereunder remain available at all such times. Tenant’s employees shall observe all reasonable regulations adopted by Landlord in connection with the operation of the Parking Area of which Tenant has been provided with prior notice of and are uniformly applied to all patrons parking in the Parking Area, provided that to the extent such regulations conflict with the terms of this Lease, the terms of this Lease shall govern. Any automobile without suitable authorization to park may be denied access to, or towed from, the Parking Area, at the owner of such automobile’s expense. The parking spaces referred to herein for the use by Tenant are not a part of the Premises. Neither Tenant nor its invitees may use or park any trucks or delivery vehicles (not including Sport Utility Vehicles and other such typical vehicles used for the transportation of individuals) in the Parking Area. Tenant shall use the Parking Area at its own risk and Landlord shall not be liable for loss or damage to any

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vehicle, or its contents, resulting from theft, collision, vandalism or any other cause. Tenant has been informed that Landlord does not provide a guard or other personnel or device to patrol, monitor or secure the Parking Area. If Landlord does provide personnel or a device, it shall have the right to terminate or withdraw such personnel or device at any time. Upon prior notice to Tenant, Landlord may remove any vehicle, at the cost of such vehicle’s owner, if such vehicle is parked overnights or otherwise violating Landlord’s reasonable rules and regulations of which Tenant has been provided with prior notice of or other legal requirements. Tenant’s employees and invitees to comply with all traffic and parking signage at the Building. If during the Term, Tenant notifies Landlord that Tenant requires additional parking or Landlord determines that additional parking spaces may be needed for the Building, Landlord shall, at its own cost and expense, re-stripe the parking lot to create additional parking spaces by reducing the size of some existing spaces. Landlord shall be required to re-stripe the parking lot only one time during the Term.

8.                                      Hours of Operation and HVAC Usage.   Tenant’s hours of operation will be controlled by Tenant and Tenant shall have access to the Building and Premises 24 hours per day, seven days per week, 365 days per year. The Building’s normal business hours are Monday-Friday, 8:00 am — 6:00 pm, Saturday, 8:00 am — 12:00 pm, excluding federally recognized legal holidays. Should Tenant require use the Building’s heating, air-conditioning or ventilation systems (“HVAC”) at times other than the Building’s normal business hours set forth above, Tenant shall provide Landlord with notice not less than eight (8) business hours in advance, which notice shall set forth the hours of additional HVAC operation desired by Tenant (all such hours of additional HVAC operation shall be hereafter referred to as “HVAC Overtime”). Tenant shall pay to Landlord, as Additional Rent, $70.00 per hour of HVAC Overtime use per floor (first, second and/or third floor) of the Premises which uses such HVAC Overtime.

9.                                      Smoking Areas.   Tenant’s employees and invitees shall refrain from smoking in or about all Common Areas and about the Property at all times. Smoking shall be permitted only in areas designated by Tenant (and acceptable to Landlord) within the Premises or in smoking areas, if any shall be designated by Landlord about the Property.

10.                               Café.   Landlord covenants that the existing Building cafeteria shall be fully operational as of the date of Tenant’s occupancy of the Premises and shall remain fully operational for the Term. Landlord covenants that the cafeteria shall not be reduced in size at any time during the Term without Tenant’s prior written consent, not to be unreasonably withheld or conditioned.

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11.                               Exterior Signage.   Subject to the restrictions and regulations of Princeton Forrestal Center and the Township of Plainsboro, Tenant shall have the right to install at its expense a sign on the Building with Tenant’s name. Any such sign shall be subject to Landlord’s prior approval as to size, location, illumination, design and other characteristics, which shall not be unreasonably withheld, conditioned or delayed. Any such sign shall be removed from the Building at the expiration of the lease term, or any renewal thereof, and any damage to the facade or roof caused by the installation and removal of the sign shall be repaired by Tenant.

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EXHIBIT A

Legal Description of Building

See Attached Description

A-1

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the TOWNSHIP of PLAINSBORO County of MIDDLESEX State of New Jersey:

BEGINNING at a point in the northerly right of way line of Scudders Mill Road, 100 feet in width, said point bearing North 61°31’28” West 25 feet from a point formed by the intersection of the easterly prolongation of said northerly right of way line of Scudders Mill Road with the southerly prolongation of the westerly right of way line of College Road East, 100 feet in width, and from said beginning point running thence

1. Along said northerly right of way line of Scudders Mill Road, the following 2 courses: North 61°31’28” West 134.10 feet to a point of curve, thence

2. Along a curve bearing to the left in a northwesterly direction having a radius of 2450.00 feet, an arc length of 139.82 feet, the chord of said curve bearing North 63°09’33” West 139.80 feet to a point and corner to lands of Trustees of Princeton University (Tax Lot 27.01 - Open Space), thence

3. Along the easterly line of the last mentioned lands, North 15°25’00” East 681.36 feet to a point and corner of other lands of the aforementioned Trustees of Princeton University (Tax Lot 3.03 - Open Space), thence

4. Along the last mentioned lands the following 2 courses: North 13°31’57” East 209.00 feet to a point, thence

5. North 03°18’06” East 222.45 feet to a point and corner of still other lands of the aforementioned Trustees of Princeton University (Tax Lot 18.08), thence

6. Along the southerly line of the last mentioned lands the following 2 courses: South 52°32’07” East 942.87 feet to a point, thence

7. South 73°33’16” East 234.13 feet to a point in the curved westerly right of way of the aforementioned College Road East, 100 feet in width, thence

8. Along the last mentioned line the following 4 courses: Along a curve bearing to the right in a southwesterly direction having a radius of 791.10 feet an are length of 375.92 feet, the chord of said curve bearing South 68°07’54” West 372.39 feet to a point of tangency, thence

9. South 81°44’30’ West 74.91 feet to a point of curve, thence

10. Along a curve bearing to the left in a southwesterly direction having a radius of 650.00 feet, an arc length of 604.32 feet, the chord of said curve bearing South 55°06’36” West 582.79 feet to a point of tangency, thence

11. South 28°28’32” West 87.03 feet to a point of transition curve, thence

12. Along said transition curve bearing to the right in a westerly direction having a radius of 25.00 feet, an arc length of 39.27 feet, the chord of said curve bearing South 73°28’32” West 35.35 feet to the point and place of BEGINNING.

THE above described premises being known as Lot 18.09 on a plan entitled “Preliminary and Final Plan PMUD Subdivision of Property of The Trustees of Princeton University, Plainsboro Twp., Middlesex Co., NJ, Scale as shown May 19, 1987.” Last revised 6-12-87. Prepared by Nassau Surveying Company, Land Surveyors, Research Park, 359 Wall Street, Princeton, NJ 08540. Said plan being filed in the Middlesex County Clerk’s Office on 9/17/87 as Map No. 5151, File No. 975.

COMMONLY known as 750 College Road East, Plainsboro, New Jersey.

IN COMPLIANCE WITH Chapter 157, Laws of 1977, premises herein are Lots 13 and 13QFARM in Block 701 on the Tax Map of the above municipality.

EXHIBIT B

Premises; Premises Space Layout

See Attached

B-1

EXHIBIT C

Landlord’s Work Letter

This Landlord’s Work Letter (the “Work Letter”) is attached to and made a part of the Lease dated August 1, 2014 (the “Lease”) by and between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company, as Landlord and INTERPOOL, INC. D/B/A/ TRAC Intermodal a Delaware corporation, as Tenant, for space in the Building located at 750 College Road East, Princeton (Plainsboro Township), New Jersey 08540 (the “Property”).

RECITALS:

A.                                    Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into a Lease for the Property. All capitalized terms herein, not otherwise defined herein, shall have the meaning assigned in the Lease.

B.                                    This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the Completion of Landlord’s Work as defined in the Lease.

C.                                    Landlord and Tenant agree as follows:

1.                                      LANDLORD’S WORK

Landlord shall, at its sole cost and expense, have a licensed architect and mechanical engineer (if necessary) prepare mechanical engineering plans (“MEPs”) and construction drawings for the Premises for permitting by Plainsboro Township (“Construction Drawings”) based on the design plans and specifications developed by Tenant and Tenant’s architect which design plans and specifications are attached as Exhibit D to the Lease (“Tenant Designs and Specifications”). Tenant previously delivered to Landlord the Tenant Designs and Specifications in AutoCAD and shall within two (2) days of execution of this Work Letter, deliver to Landlord the Tenant Designs and Specifications in such other reasonably requested format. Landlord shall cause its contractors to undertake to complete in a workmanlike manner, construction of the Premises in accordance with the MEPs and Construction Drawings, subject to the terms and conditions of the Lease, and with the applicable building codes and regulations, and all other laws applicable thereto. Landlord shall provide a “turnkey” installation of Landlord’s Work using Landlord’s contractors. Landlord and Tenant acknowledge that such construction schedule is subject to change from time to time.

The Construction Drawings shall control for all purposes related to construction of the Premises, however, Landlord and

Tenant acknowledge that the Construction Drawings, while complete for purposes of obtaining permits and approvals and for purposes of construction, may not reflect certain work to be undertaken by Landlord as “Extras” as defined and more fully described in Section 3 of this Exhibit C. Landlord and Tenant acknowledge that the Extras shall include: (1) Tenant’s requested upgrades in materials and finishes from Landlord’s Building Standard Work described in Sub-section A of this Section 1 below; (2) additional work set forth in Tenant’s Designs and Specifications highlighted therein in yellow and referenced “HIGHLIGHT INDICATES ALTERNATE SCOPE ABOVE THE LANDLORD TURNKEY”; (3) Tenant’s telephone and data cabling and related work, (4) otherwise as set forth in this Exhibit C, and (5) additional work requested by Tenant pursuant to the procedures set forth in Section 3, Extras below.

Prior to submission of the Construction Drawings to the Municipality, Landlord shall provide Tenant with a set of “progress prints” of the Construction Drawings with a one (1) time opportunity to review and approve the Construction Drawings, such approval to be given within two (2) business days of the date that Landlord delivers the final prints, and if not so approved or commented upon then Tenant’s approval right shall be waived without further notice. Tenant acknowledges and agrees that anything to the contrary contained herein notwithstanding, Landlord shall have the right to make field changes to the space layout plan represented in the Construction Drawings which are reasonably required to optimize the Premises layout, flexibility, or usability, or otherwise to comply with rules, regulations, and laws. Notwithstanding the foregoing, provided that it will not cause any delay in the construction process, Landlord shall provide Tenant with a reasonable opportunity to review and approve any material field changes.

A.                                    LANDLORD’S BUILDING STANDARD WORK. Landlord’s Building Standard Work shall be limited to the following except to the extent otherwise expressly provided herein or as set forth in Tenant Designs and Specifications:

1.                                      Partitions

Landlord will supply and install metal stud partitions with drywall on both sides to the underside of the existing ceiling. All partitions will be finished with vinyl base, color to be selected by Tenant from Landlord supplied selections. 24” tempered glass sidelights in hollow metal frames for offices. Existing partitions that are consistent with Tenant Designs and Specifications to be reused as existing. Walls at CEO conference room, CEO office and Boardroom to be insulated.

2.                                      Doors

A.                                    Entry and Conference Rooms

Existing first floor entrances and entrance walls to the Premises to remain in “as is” condition. Power/tele/data at main lobby reception station shall be Extras except as may be existing. Except for first floor entrances, Landlord to supply and install entry and conference room doors size 3’0” x 7’0”. All to be Herculite type glass (tempered) with gypsum wallboard cased opening, pivot hinge, powder coat finish frames, tubular D-pull door pulls. Existing doors at the Building may be reused to a new equivalent appearance.

B.                                    Office and Other Doors

Landlord will supply and install office and non-conference room and entry doors size 3’0” x 7’0” x 1.75”. All to be paint grade solid core wood in hollow metal frame, and shall be furnished complete with hardware consistent with other similar doors standard at the Building. Passage locks will be installed on those doors designated by Tenant at Tenant’s expense. Existing doors at the Building may be reused to a new equivalent appearance.

3.                                      Ceilings

Landlord will deliver second and third floor ceilings as depicted in Tenant Designs and Specifications at Landlord’s sole cost and expense. Landlord will deliver first floor ceilings as depicted in Tenant Designs and Specifications but shall be entitled to reimbursement of 70% of the cost of such work (including the cost of demolition, removal and disposal of existing first floor ceilings and reconstructing same), which cost shall be consider an Extra. Landlord may reuse existing ceilings as practicable as determined by Tenant’s space plan for the Premises with existing 2’x2’ ceiling tiles in existing grid, certain existing sheetrock and design enhanced ceilings. Any new ceiling tiles required will match existing. Where existing partition walls are to be removed, Landlord will have the option to soffit the top of sheetrock partition walls consistent with existing ceiling design to allow existing ceilings to remain unchanged or to minimize change.

4.                                      Electrical

Landlord will supply and install:

A.                                    Lighting

Landlord may reuse: (i) existing 2x2 and 2x4 lay-in lighting fixtures; (ii) existing recessed lighting fixtures in architectural ceiling areas which remain or as otherwise indicated per plan; (iii) emergency and exit lights. Landlord agrees that any new lighting fixtures required will match existing fixtures and any new required emergency and exit lighting to match existing and to code. Landlord will be responsible for initial lamping. All subsequent replacements by Tenant or at Tenant’s election by Landlord with cost to be reimbursed by Tenant.

B.                                    Outlets

Outlets per code with minimum of one duplex and one quad for all partitioned rooms. Use existing electric at perimeter of all open work areas connectable to Tenant supplied work stations with exposed conduit at wall base as may be required for Tenant furniture station connections.

C.                                    Switches

Wall switches in each private office, kitchen, and conference room and multiple switches at entrance to open areas. Sensors to code.

D.                                    Electric Meters

Landlord may install one or more electric flow meters or sub-meters to monitor electricity consumption and demand at the Premises as set forth in this Lease.

5.                                      Painting

All partitions and wood doors will be painted with two coats of flat latex paint. Exposed metal surfaces (door frames, etc.) will be painted two coats semi-gloss enamel. Tenant shall select colors. Accent walls or accent painting on doors and/or door frames shall be Extras.

6.                                      Flooring

A.                                    Carpet

Landlord will supply and install Landlord’s standard grade broadloom carpet (Shaw or similar 26-28 ounce), colors and styles to be selected by Tenant from Landlord samples. Landlord’s contribution to any carpet upgrades which may be selected as Extras by Tenant shall be $22 per square yard for all costs for same including material and installation. Carpet to be glued to slab.

B.                                    VCT

Landlord standard VCT vinyl flooring to be installed in kitchen and storage areas. Colors and styles to be selected by Tenant from Landlord samples. Existing flooring to remain in server room retained by Tenant and shall be cleaned and polished.

7.                                      Kitchen

Landlord will furnish a kitchen area with 24” plastic laminate wall and base cabinets, deep plastic laminate counter top, ADA compliant stainless steel sink and faucet, hot and cold water lines, and plumbing for Tenant supplied appliances including the coffee stations and filtered water cooler.

8.                                      Heating, Ventilating and Air-Conditioning

Landlord will furnish thermostat controls allowing Tenant to control its HVAC by means of VAV boxes or the like. Landlord will deliver all HVAC equipment (including systems designated as supplemental HVAC systems) in good working order and shall perform any repairs and replacements as needed. Landlord will undertake to relocate, re-balance and rework all diffusers, VAV and air handling systems and will make necessary modifications to duct work in accordance with Tenant’s Space Plan. Landlord will relocate the supplemental HVAC system if required.

9.                                      Fire Suppression Systems

Landlord will make all modifications required of the Building sprinkler system to comply with code in accordance with Tenant’s Space Plan. Landlord will deliver the FM 200 Fire Suppression System contained in the IT room in fully operational and activated condition.

10.                               Fire Alarm

Landlord will make all modifications required of the Building fire alarm system to comply with code in accordance with Tenant’s Space Plan.

11.                               Coat Closets

Landlord will provide plastic laminate shelf and coat rods in all coat closets.

12.                               Second Floor Server Room

The existing server room on the second floor which Tenant identified in its floor plan attached as Exhibit B to the Lease shall remain in its existing “as is” condition, with the exception of the floor tile which shall be replaced. Landlord’s contribution to the replacement of floor tile selected by Tenant for the second floor server room shall be equal to the equivalent cost to Landlord for supplying and installing Landlord’s Building Standard VCT flooring.

13.                               Window Treatments

Landlord agrees to deliver building standard window treatments for all windows, which may be the currently existing window treatments. To the extent needed, Landlord agrees to repair or replace any existing window treatments at Landlord’s cost and expense in conjunction with the completion of the Building Standard Work and delivery of the Premises.

14.                               UPS System

Landlord will make available the existing uninterrupted power supply (“UPS”) system in as-is condition for Tenant’s use. Landlord makes no representation or warranty as to the condition or usability of the UPS system. At Tenant’s request at any time prior to the Commencement Date, Landlord shall remove and dispose of the UPS system.

2.                                      TENANT SELECTIONS.

In the event that any Tenant Extras or the finishes selected by Tenant as part of Landlord’s Work in Section 1 above are not available within a time frame that will reasonably enable the Landlord’s Work to proceed on schedule (a “Delay Item”), then

Landlord will provide Tenant with notice of same and an opportunity to select a substitute finish of similar cost and quality within two (2) business days of the date on which Landlord notifies Tenant of the Delay Item. In the event Tenant does not make a selection within two (2) business days, then Landlord may make a selection of a substitute on Tenant’s behalf. Landlord and Tenant shall reasonably cooperate with one another to identify and select substitute finishes as may be necessary.

3.                                      EXTRAS.

All additional items for or deviations from the fit-out of the Premises as set forth as Landlord’s Building Standard Work shall be deemed “Extras” which shall be installed by contractors selected by Landlord at Tenant’s sole cost and expense. Tenant hereby acknowledges that the Construction Drawings are and shall be completed and issued on an accelerated basis to facilitate issuance of permits and commencement of construction as soon as possible in order to meet the Premises delivery date set forth in the Lease. In order to avoid delay in delivery of the Premises to Tenant for occupancy, Tenant shall, within ten (10) days of the date of this Work Letter, provide to Landlord a list of all Extras that Tenant requests to have Landlord include in Landlord’s Work which are not specified in the Construction Drawings. Upon receipt of Tenant’s notification, Landlord will provide Tenant with a price for each of Tenant’s desired Extras and an estimated number of additional days needed to obtain, construct and/or install such Extras. Certain Extras may be deemed by Landlord to be a “Delay Item” which such Delay Item shall be in addition to any other Delay Item set forth in Section 2 above. Landlord shall promptly notify Tenant whether an Extra is deemed a “Delay Item”. Tenant may, within two (2) business days of receipt of Landlord’s notice elect to (i) withdraw the Extra selected, (ii) select an alternate which is not a Delay Item if available, or (iii) request that Landlord proceed with the selected extra which is a Delay Item and the number of additional days needed to obtain, construct and/or install such Extras shall be added to the dates set forth in Sections 2.05 and 2.06 of the Lease on a day for day basis. In the event that Tenant fails to respond to Landlord’s Delay Item notice, Tenant shall be deemed to have selected to proceed with the selected extra under (iii) in the preceding sentence. Tenant shall within two (2) business days notify Landlord of what Extras it will elect. All Extras shall be deemed Additional Rent, including all costs incurred to amend the Construction Drawings, permits and approvals, if any. If Landlord and Tenant agree that any Extras can be installed in the Premises after the Premises have been delivered to Tenant under Section 2.05, then Landlord’s Work will proceed as originally planned and the Extras shall be installed by Landlord within a commercially reasonable period after delivery of the Premises to Tenant.

Tenant is requiring that Landlord undertake construction of the Premises using “prevailing wage” labor and in compliance with NJEDA Affirmative Action goals. Landlord’s Work is based on “open shop” labor rates and without NJEDA Affirmative Action goals. The costs of “prevailing wage” labor over “open shop” labor for all of Landlord’s Work, the cost, if any, for compliance with NJEDA Affirmative Action goals, construction of Tenant Design and Specifications, Extras and Tenant’s Work shall be deemed Extras. All costs for administration of “prevailing wage” labor shall be deemed Extras.

All costs to Landlord for use of green building materials required by Tenant to comply with Tenant’s Grow NJ tax incentive or otherwise required for construction projects undertaken with NJEDA financial assistance, if any, shall be deemed Extras.

Extras shall be subject to the following:

A.            Landlord shall cause its contractors to construct Extras in accordance with the Construction Drawings.

B.            Tenant’s architect shall design Extras at Tenant’s sole cost and expense and shall deliver to Landlord’s architect architectural files in AutoCad or such other format reasonably requested by Landlord to allow Landlord’s architect to make any required amendments to the architectural drawings issued for permitting.

C.            All costs presented to Tenant for payment shall be first reviewed for reasonableness, clarity and completeness by Landlord and shall be substantiated with cost back up material. Costs will then be fairly evaluated by Tenant. In no case shall Tenant be required to pay more than market rates for labor or material based on Prevailing Wage Labor rates except as may be required for Landlord’s contractor to comply with NJEDA Affirmative Action goals.

D.            Landlord will provide and pay for all site utilities (electrical, water, elevator usage, etc.) during the construction of the Premises at no cost to Tenant.

E.             Landlord’s contractors shall install or, at Tenant’s option, shall cooperate with Tenant’s contractors to allow the installation of, all at Tenant’s cost and expense, data, telephone, cabling and other wiring for Tenant’s voice, data and audio-visual needs at the Premises, all which shall be deemed Extras.

F.              Tenant’s contractors shall install, at Tenant’s cost and expense, all Tenant furniture, which installation shall include connections for all electric, data, telephone, cabling and other wiring desired by Tenant for such furniture. Landlord shall leave electrical “whips” at locations designated by Tenant and incorporated into the Construction Drawings.

G.            Except as otherwise set forth herein, the cost of change orders for Extras shall be limited to items that are confirmed by Tenant in writing. No change orders will be charged to Tenant for any work that was not a result of a specific written change request.

H.           Tenant acknowledges that Landlord’s cost of construction and construction management will increase by virtue of the requirement to use prevailing wage Labor Rates and compliance with NJEDA Affirmative Action goals as a result of Tenant’s participation in the Grow NJ tax incentive program or as otherwise may be required for construction projects undertaken with NJEDA financial assistance. Tenant shall pay to Landlord in accordance with the procedures set forth in Section 4 of this Work Letter, the costs attributable to Prevailing Wage Labor rates and NJEDA Affirmative Action goals compliance to be used for Landlord’s Work (which with respect to Landlord’s Building Standard Work is agreed to be $1,152,000 and $50,000 for Prevailing Wage Labor administration which amounts shall be deemed as Additional Rent. If additional prevailing wage labor rates are charged to Landlord by any contractor over and above the amounts set forth herein, including without limitation as a result of Tenant requesting that any contractor work overtime hours, Tenant shall pay such additional amounts to Landlord in accordance with the procedures set forth in Section 4 of this Work Letter and upon the receipt of Landlord’s invoice for such additional costs.

I.                Certain Extras are identified as Extras in Tenant Designs and Specifications. Not shown as Extras on Tenant Designs and Specifications but which shall be deemed Extras are selective HVAC upgrades to provide separate heat pumps for corner offices, conference rooms, Town Hall room and CEO suite. Tenant shall pay Landlord for the cost of Extras in accordance with the procedures set forth in Section 4 of this Work Letter, all such amounts to be deemed Additional Rent.

Upon completion of the Construction Drawings and Tenant Designs and Specifications necessary to construct the Premises and Extras as set forth herein, Landlord shall cause its general contractor to obtain bids from not less than three (3) subcontractors for each trade respecting Extras and shall provide Tenant with copies of all such bids. Landlord’s general contractor shall be entitled to add to the sum total of the lowest of all such subcontractor bids for Extras a fee of five percent (5%) for overhead plus five percent

(5%) for profit plus the actual cost of “general conditions” as such term is typically used in the construction industry (such fee for general conditions to be limited to one percent (1%) of the total cost of Extras plus Landlord’s general contractor’s fees for overhead and profit as set forth herein).

4.              PROCEDURES FOR PAYMENT

Tenant shall pay to Landlord the cost of all Extras pursuant to the following procedures:

A.                                    Procedure for Payment. Landlord’s contractor (“Contractor”) shall submit an application for a certificate of payment once a month to Landlord’s architect. Upon receipt, approval and execution of each such application and certificate for payment and presentation of a copy of same to Tenant, Tenant shall pay the Landlord within three (3) business days.

B.                                    Retainage. Tenant shall be permitted to withhold retainage at the rate of ten (10%) of the current sum due the Contractor per each application and certificate of payment up to a total retainage sum of ten percent (10%) of the cost of Extras. Within three (3) business days of receipt of a certification from Landlord that a particular trade is fifty percent (50%) complete respecting any Extras, Tenant shall release and pay to Landlord any retainage to allow reduction of such retainage to five percent (5%). Within three (3) business days of receipt of a certification from Landlord that a particular trade is one hundred percent (100%) complete respecting any Extras, Tenant shall release and pay to Landlord any remaining retainage respecting such trade. Tenant shall release and pay to Landlord all of the retainage within three (3) business days of Completion of Landlord’s Work.

C.                                    Extras. To the extent that either (i) an Extra is identified after the Completion of Landlord’s Work, or (ii) the cost of any Extras exceed the costs for such Extras as originally estimated, Tenant shall pay to Landlord all such costs attributable to the Extras within thirty (30) days of the date of an invoice from Landlord and same shall be deemed Additional Rent, including all costs incurred to amend the Construction Drawings, permits and approvals, if any.

5.                                      WORK BY TENANT.

Subject to compliance with Article 9 of the Lease and all applicable laws and regulations, Tenant shall have the right to install, at its sole cost and expense, a backup electrical generator (“Tenant’s Back-Up Generator”) at the location identified on Exhibit I or such other location, subject to the approval of Landlord. Tenant shall not be charged for the use of any such location as described. Landlord agrees, at no expense to Landlord, to reasonably co-operate with Tenant in Tenant’s obtaining all required approvals to install and operate Tenant’s Back-Up Generator.

Subject to compliance with Article 9 of the Lease and all applicable laws and regulations, Tenant shall have the right to install, at its sole cost and expense, Tenant shall have the right to install a UPS System and emergency stand-by battery system and shall have the right to utilize a portable generator during emergencies and to install an uninterrupted power supply system including battery backup to serve the Premises (“Tenant’s UPS System”). Landlord agrees, at no expense to Landlord, to reasonably co-operate with Tenant in Tenant’s obtaining all required approvals to install and operate Tenant’s UPS System.

Tenant shall not be obligated to pay any charge for the use of the Building services (including, but not limited to, parking, freight elevators, loading dock(s), and electricity) during construction of Tenant’s improvements or during Tenant’s move into the Premises. Also, subject to the other terms of this Lease, Tenant shall be allowed to perform any construction and/or move any materials into the building at all hours and days.

Tenant shall have the right to use the existing point of penetration in the Building to bring services into the Building, and/or to penetrate at some other location of the Building, at no charge. Tenant shall provide Landlord with proposed plans and specifications as to Tenant’s intended use of the penetration point(s). Landlord reserves the right to have its roofing contractor oversee any roof penetrations at Tenant’s expense.

[Signature Page to Landlord’s Work Letter]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Work Letter as of the day and year first above written.

LANDLORD:

ML7 COLLEGE ROAD, LLC,
a New Jersey limited liability
company

By: ML Seven, Inc., its
manager

	By:	/s/ Jeffrey M. Siegel
	Name:	Jeffrey M. Siegel
	Title:	President

TENANT:

INTERPOOL, INC., a Delaware
corporation

By:	/s/ Keith Lovetro
Name: Keith Lovetro
Title: President and CEO

EXHIBIT D

Tenant Designs and Specifications

D-1

750 College Road
Schematic Pricing Set
Floors 1-3

July 10, 2014
July 18, 2014 Revised
July 25, 2014 Revised

FINISH SCHEDULE

MATERIAL	CODE	MANUFACTURER	CONTACT	MODEL	COLOR/ FINISH	DIMENSION	LOCATION	REMARKS
CARPET	CP-01	BIGELOW	SHANNON MURRAY / 973-769-7274	BIGELOW II, NEW BASICS	TBD	BROADLOOM	GENERAL	LANDLORD - STANDARD
CARPET	CP-01-A	SHAW	ERIN JIMENEZ POLLEX / 732-259-5711	DIRECTION TILE 5T071	TBD	24” X 24”	GENERAL	ALTERNATE
CARPET	CP-02-A	SHAW	ERIN JIMENEZ POLLEX / 732-259-5711	SCEPTER II / 50521	TBD	BROADLOOM	BOARDROOM & EXEC. OFFICES	ALTERNATE
FABRIC WRAPPED PANELS	FW-01-A	KNOLL TEXTILES	JUDY FERRI / 845-235-4888	VERSATILITY W432	1/CHALK	66” WIDE	BOARD ROOM	ALTERNATE - UTILIZE DFB SALES, TRACK-TEX HT SYSTEM OR EQUAL
PLASTIC LAMINATE	PL-01	NEVAMAR	ANN GOINGS / 978-400-8196	TBD	TBD		CABINETS - VERTICAL SURFACES	LANDLORD - STANDARD
PLASTIC LAMINATE	PL-01-A	NOT USED					CABINETS - VERTICAL SURFACES	ALTERNATE-ELIMINATED
PLASTIC LAMINATE	PL-02	NEVAMAR	ANN GOINGS / 978-400-8196	TBD	TBD		COUNTERTOPS	LANDLORD - STANDARD
PAINT	PT-01	BENJAMIN MOORE & CO	RODGER LIPPMAN / 848-702-0239	WALL PAINT	TBD / EGGSHELL FINISH		GENERAL	LANDLORD - STANDARD
PAINT	PT-02	BENJAMIN MOORE & CO	RODGER LIPPMAN / 848-702-0239	WALL PAINT	TBD / EGGSHELL FINISH		ACCENT	LANDLORD - STANDARD
PAINT	PT-03	BENJAMIN MOORE & CO	RODGER LIPPMAN / 848-702-0239	WALL PAINT	TBD / EGGSHELL FINISH		ACCENT AT DRY ERASE WALL	LANDLORD - STANDARD
PAINT	PT-04	BENJAMIN MOORE & CO	RODGER LIPPMAN / 848-702-0239	CEILING PAINT	DECORATOR’S WHITE / PM-3		CEILING PAINT @ SOFFITS	LANDLORD - STANDARD
PAINT	PT-05-A	RUSTOLEUM	CUSTOMER SERVICE / 877-385-8155	DRY ERASE PAINT - 241140	WHITE		SEE FINISH PLAN FOR LOCATIONS	ALTERNATE - PROVIDE LEVEL 5 FINISH UNDERNEATH BEFORE APPLICATION OF DRY ERASE PAINT
PAINT	PT-06-A	TBD		ELECTROSTATIC PAINT	TBD		TOILET PARTITIONS	ALTERNATE
RESILIENT BASE	RB-01	JOHNSONITE INC.	KAREN LEVEY-LYNCH / 201-760-0294	VINYL BASE	TBD	4”H ROLLED GOODS	GENERAL	LANDLORD - STANDARD / SRAIGHT BASE @ CARPET AND COVED BASE @ RESILIENT FLOORING, U.O.N.
RESILIENT FLOORING	RT-01	ARMSTRONG COMMERCIAL FLOORING	JENNIFER WALL / 609-252-0189	STRIATIONS	T3614 BISQUE	12” X 24”	GENERAL	LANDLORD - STANDARD
RESILIENT FLOORING	RT-02-A	SHAW HARD SURFACE	ERIN JIMENEZ POLLEX / 732-259-5711	PIGMENT #0365V	STONE #65761	7” X 48”	PANTY FLOORING	ALTERNATE
RESILIENT FLOORING	RT-03	FORBO	JILL MASTROBATTISTA	COLOREX SD/EC - SD 150240	ETNA	24” X 24”	IDF CLOSET FLOORING	LANDLORD - STANDARD
RESILIENT FLOORING	RT-04-A	ECORE COMMERCIAL FLOORING	SCOTT CUCCI / 732-539-0919	EVERLAST - ZONE 2 - INTERLOCKING TILES	EL46 GRIPPIN’ GREY 20	24” X 24” X 8MM	FITNESS CENTER	ALTERNATE
SOLID SURFACING	SS-01-A	CORIAN	DAVE JACKSON / 973-864-4780	CORIAN	VENARO WHITE		PANTRY COUNTERTOPS	ALTERNATE
TILING	TL-01-A	NOT USED					CURVED PANTRY BACKSPLASH	ALTERNATE-ELIMINATED
TILING	TL-02-A	NOT USED					PANTRY BACKSPLASH	ALTERNATE-ELIMINATED
TILING	TL-03-A			2”X2” CERAMIC FLOOR TILE	TO MATCH EXISTING CORE RESTROOM CERAMIC FLOOR TILE	2”X2”	LOCKER ROOM CHANGING AREA FLOORS	ALTERNATE
TILING	TL-04-A			WALL TILE	TO MATCH EXISTING CORE RESTROOM CERAMIC WALL TILE		LOCKER ROOM CHANGING AREA WALLS FLOOR TO CEILING	ALTERNATE
WALLCOVERING	WC-01-A	NOT USED					PANTRY WALLS	ALTERNATE-ELIMINATED
WALLCOVERING	WC-02-A	NOT USED					WELLNESS ROOM	ALTERNATE-ELIMINATED
WALLCOVERING	WC-03-A	MAHARAM	JILL KUPCHA / 201-753-8363	STRAIT 399442	001 VELLUM	52” WIDE	BATHROOM WALLS	ALTERNATE
WOOD BASE	WB-01	TBD		4” PAINTED WOOD SURFACE APPLIED WALL BASE	COLOR TO MATCH ADJACENT WALL FINISH	4”	TO BE USED IN CEO OFFICE & BOARDROOM	ALTERNATE

NOTE: REVISIONS SHOWN IN RED BOLD

14

EQUIPMENT/PLUMBING SCHEDULE

NAME	CODE	MANUFACTURER	MODEL	COLOR/ FINISH	DIMENSION	LOCATION	REMARKS
COPIER	EQ-01					SEE PLAN FOR LOCATION	PROVIDED BY TENANT
SCANNER	EQ-02					SEE PLAN FOR LOCATION	PROVIDED BY TENANT
FLAT SCREEN	EQ-03					SEE PLAN FOR LOCATION	PROVIDED BY TENANT
FAX MACHINE	EQ-04					SEE PLAN FOR LOCATION	PROVIDED BY TENANT
MAIL METER MACHINE	EQ-05				30” X 72”	MAILROOM	PROVIDED BY TENANT
VENDING MACHINE	EQ-06		SNACK, FOOD, DRINK			SEE PLAN FOR LOCATION	PROVIDED BY TENANT
REFRIGERATOR	EQ-07	GE APPLIANCE	20.2 CU. FT. BOTTOM-FREEZER REFRIGERATOR #GDE20ESESS	STAINLESS STEEL	66 1/2” X 34-5/8” X 29-3/4” (H X D X W)	SEE PLAN FOR LOCATION	PROVIDED BY TENANT / USES WATER LINE
SMALL REFRIGERATOR	EQ-08	GE APPLIANCE	15.5 CU. FT. TOP-FREEZER REFRIGERATOR #GIE16GSHSS (ADA COMPLIANT)	STAINLESS STEEL	64-3/4” X 31-7/8” X 28” (H X D X W)	SEE PLAN FOR LOCATION	PROVIDED BY TENANT / USES WATER LINE
UNDERCOUNTER REFRIGERATOR	EQ-09	MARVEL	UNDERCOUNTER ADA REFRIGERATOR #6ADAM-BS-F-R	STAINLESS STEEL	31-1/8” MINIMUM H X 23-7/8” W X 24-1/6” D	SEE PLAN FOR LOCATION	PROVIDED BY TENANT
WATER COOLER	EQ-10				12	SEE PLAN FOR LOCATION	PROVIDED BY TENANT / USES WATER LINE
COFFEE	EQ-11	BUNN	HOME & OFFICE PROFESSIONAL BUNN COFFEE MAKER NHBX-B	POLISHED BLACK WITH STAINLESS STEEL	13.5”H X 8.5”W X 11.25”D	SEE PLAN FOR LOCATION	PROVIDED BY TENANT / USES WATER LINE
DISHWASHER	EQ-12	GE APPLIANCE	BUILT-IN DISHWAHSER WITH HIDDEN CONTROLS #GLDT696DSS (ADA COMPLIANT)	STAINLESS STEEL	32-11/32” X 24” X 24” (H X D X W)	SEE PLAN FOR LOCATION	PROVIDED BY TENANT
MICROWAVE	EQ-13	GE PROFILE	2.2 CU. FT. COUNTERTOP MICROWAVE OVEN #PEB7226SFSS (ADA COMPLIANT)	STAINLESS STEEL	14” X 19-3/4” X 24-1/8” (H X D X W)	SEE PLAN FOR LOCATION	PROVIDED BY TENANT
TOASTER OVEN	EQ-14	CUISINART	TOASTER OVEN-BROILER #223771	STAINLESS STEEL FRONT	15.75”W X 15”D X 9”H	SEE PLAN FOR LOCATION	PROVIDED BY TENANT
TRASH CAN	EQ-15	RUBBERMAID	3540 SLIM JIM WASTE CONTAINER	FG35400 GRAY & FG354000 BLUE	20”L X 11”W X 30”H	PANTRY - SEE ELEVATION	PROVIDED BY TENANT

PLUMBING SCHEDULE

NAME	CODE	MANUFACTURER	MODEL	COLOR/ FINISH	DIMENSION	LOCATION	REMARKS
KITCHEN FAUCET	PF-01	MOEN	ALIGN - SINGLE HIGH ARC PULLDOWN KITCHEN FAUCET #7565, INSTALLED THRU 1 HOLE	SPOT RESIST STAINLESS (7565SRS)		PANTRY	LANDLORD
SINGLE BOWL SINK	PF-02	ELKAY	CELEBRITY SINGLE BOWL SINK - GECR2521 - ADA COMPLIANT, FOR (1) FAUCET HOLE	STAINLESS STEEL	OVERALL - 25”LX 21 1/4”W, 5 3/8” DEPTH	PANTRY	LANDLORD
UNDERMOUNT SINK	PF-03-A	ELKAY	UNDERMOUNT SINK WITH PERFECT DRAIN, ADA COMPLIANT - ELUHAD211545PD	STAINLESS STEEL	OVERALL - 23-1/2”L X 18-1/4”W X 5-7/8” DEPTH	PANTRY (IF CORIAN COUNTEROP IS USED) ALTERNATE	LANDLORD

REVISION NOTES

HIGHLIGHT INDICATES ALTERNATE SCOPE ABOVE THE LANDLORD TURNKEY.

15

EXHIBIT E

Tenant’s Estoppel Certificate

(Addressee)

Gentlemen:

It is the understanding of the undersigned that you have committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to your making such loan or investment, or that you intend to take some other action in reliance upon this certification. The undersigned, as Tenant under that certain Lease (hereinafter called the “Lease”) for premises at 750 College Road East, Princeton, New Jersey, dated   , 20  , made and entered into between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company as Landlord, and the undersigned, as Tenant, hereby ratifies the Lease and certifies:

(1)                                 Check (a), (b) or (c):

☐                                                                                    (a)                                 that the Premises have been completed in accordance with the plans and specifications agreed upon, and that the undersigned has accepted possession and entered into occupancy of the Premises; or

☐                                                                                    (b)                                 that the Premises will be so completed on and the undersigned will accept possession and enter into occupancy thereof on; or

☐                                                                                    (c)                                  that the undersigned accepted possession of the Premises on an “as-is” “where-is” basis and has entered into occupancy thereof;

(2)                                 that the Rentable Area is   square feet;

(3)                                 to the knowledge of the undersigned that the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except   ;

(4)                                 that the Lease represents the entire agreement between the parties as to such leasing;

(5)                                 that the Rent Commencement Date of the Lease is   ;

E-1

(6)                                 that the Tenant opened its business in the Premises;

(7)                                 that the date of the expiration of the Main Term pursuant to Article 3 of the Lease is                    ;

(8)                                 that all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied except                                  ;

(9)                                 that there are no defaults by either Landlord or Tenant under the Lease;

(10)                          that no rents have been, nor will be paid or prepaid, other than as provided in the Lease;

(11)                          that on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord; and

(12)                          that, upon the delivery of a subordination, non-disturbance and attornment agreement pursuant to Section 17.01 of the Lease, the Lease is subordinate pursuant to the terms of the Lease to any mortgage on the Premises which Landlord has given or hereafter gives.

All terms used herein which are defined in the Lease shall have the same meaning when used herein.

EXECUTED THIS         DAY OF        , 20

E-2

EXHIBIT F

Contractor’s Waiver Of Lien

STATE OF	)

) ss.:

COUNTY OF	)

BEFORE ME, the undersigned notary public authorized to take and administer oaths, appeared                  , who, after first being duly sworn, certifies, affirms, stipulates and agrees as follows:

1.                                      Affiant holds the position of            with               , a licensed general contractor, a licensed general subcontractor or materialman (herein called “Contractor” for purposes of convenience) and is authorized to give this Waiver of Lien on behalf of said entity.

2.                                      This Waiver of Lien is given to ML7 College Road, LLC (“Landlord”) for the benefit of Landlord, its lenders and their respective title companies, with the understanding that they may rely on this Waiver of Lien.

3.                                      Contractor has contracted with                       (“Tenant”) for certain services, materials, supplies, machinery and/or fixtures for the alteration and improvement of Tenant’s Premises at 750 College Road East, Princeton, New Jersey.

4.                                      Contractor has not entered into any contract, written or oral, with Landlord or any agent or contractor of Landlord for the improvement of Landlord’s interest in the Building. Contractor agrees that it shall not file any lien or assert any rights against Landlord or Landlord’s interest in the Building or any portion thereof and furthermore agrees to waive any liens or any right which it has or may have against Landlord under applicable state law, which may arise or which could be perfected or created by reason of any and all services, materials, supplies, machinery and/or fixtures furnished by Contractor in connection with work in the Premises.

5.                                      Prior to permitting any subcontractor to perform services or furnish material, Contractor will obtain and deliver to Landlord a like waiver from each such subcontractor performing work in excess of $10,000.

6.                                      Contractor agrees to indemnify and hold harmless Landlord, its lenders and their respective title companies from any and all claims, actions, demands, costs and expenses whatsoever including premiums on bonds and reasonable attorneys’ fees at trial and on appeal arising out of or concerning this Waiver of Lien.

7.                                      Nothing herein shall abridge or abrogate the right of Contractor to assert any lien rights which it has or may have against any interest of Tenant in the Premises.

8.                                      This Waiver of Lien shall be binding upon Contractor, its heirs, successors and assigns and shall inure to the benefit of Landlord, its successors and assigns.

(Contractor)

Sworn to and subscribed before me this day of , 20

Notary Public

EXHIBIT G

Rules And Regulations

In addition to all matters set forth in the Lease of which these rules and regulations are a part, Tenant agrees to abide by the following rules and regulations, and any supplements or additions hereto or modifications hereof, reasonably made by Landlord from time to time:

1.                                      The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2.                                      No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant and visible from outside of the Premises, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed except to the extent in place as of the Commencement Date.

3.                                      No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Interior signs on doors and directory tables, if any, shall be of a size, color, and style approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

4.                                      The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5.                                      No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules, or other public parts of the Building.

6.                                      The water and wash closets, toilets, sinks and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids, or other substances shall be placed therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant or occupant who, or whose clerks, agents, employees or visitors, shall have caused it, in Landlord’s reasonable determination.

7.                                      No tenant or occupant shall bring or keep, or permit to be brought or kept, any flammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the Building, except ordinary office and cleaning supplies.

8.                                      No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved in writing by Landlord.

9.                                      No vehicles, or animals (with the exception of service dogs) of any kind shall be brought into or kept in the Building. No cooking shall be done or permitted in the Building (other than cooking by microwave or toaster oven) without the prior written approval of Landlord. No tenant or occupant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant or occupant.

10.                               No part of the Building shall be used for manufacturing of any kind, without the prior written consent of Landlord. Tenant may from time to time prepare meals for its employees, such preparation to usually consist of heating pre-cooked foods.

11.                               No tenant or occupant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or properties whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any door or window.

12.                               Except as otherwise specifically provided for in the Lease, no additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof, without the prior written consent of Landlord. Each tenant and occupant must, upon the termination of its tenancy or occupancy, restore to Landlord all keys of doors, offices, closets, toilet rooms and other areas, either furnished to or otherwise procured by such tenant or occupant.

13.                               No tenant or occupant shall engage or pay employees in the Building, except those actually working for such tenant or occupant at the Building, nor advertise for laborers giving an address at the Building.

14.                               Vending machines may be installed, maintained or operated upon the premises with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If such consent shall be given, such tenant or occupant shall remove all such vending machines from the premises upon the expiration or sooner termination of such tenant’s lease or occupancy.

15.                               Landlord shall have the right to prohibit any advertising or promotion on or in the Property by any tenant or occupant which, in Landlord’s reasonable judgment, tends to impair the reputation of the building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising or promotion.

16.                               Each tenant or occupant shall, before closing and leaving the premises demised to such tenant or occupant, see that all entrance doors are locked and all windows are closed.

17.                               Each tenant or occupant shall, at its expense, provide artificial light in the premises demised to such tenant or occupant for Landlord’s agents, contractors, employees and representatives while performing janitorial or other cleaning services, and making repairs, undertaking maintenance or alterations in the premises demised.

18.                               No premises shall be used, or permitted to be used for lodging, or for any immoral or illegal purposes.

19.                               Requirements of tenants or occupants will be addressed only upon written application to Landlord from such tenants or occupants. Building employees, contractors and others shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from Landlord.

20.                               Canvassing, soliciting and peddling in or about the Building is prohibited and each tenant or occupant shall cooperate in seeking their prevention.

21.                               There shall not be used in the Building, either by tenants or occupants or by their agents or contractors, in the delivery, movement or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

22.                               All tenants and occupants shall keep their premises free of pests, insects and vermin and shall take all action necessary for same.

23.                               No premises shall be used, or permitted to be used, at any time, without the prior written consent of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant or occupant, or for the manufacturing, or for any other similar purposes.

24.                               No tenant or occupant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant or occupant, any heavy or bulky matter which by reason of its size, weight or construct might reasonably lead one to believe that it may cause damage to the Building or any part thereof, without the specific prior written approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant or occupant shall place, or permit to be placed, on any part of the floor or floors of the premises demised, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

25.                               Tenants and occupants shall not permit entrance to the demised premises or the Building by use of pass keys to any person at any time who is not an employee, or accompanied by an employee of Tenant.

26.                               Each tenant and occupant and all of their employees and invitees shall observe and comply with the driving and parking signs and markers at and around the Building, and Landlord shall not be responsible for any damage to any vehicle at the Building or towed because of noncompliance.

27.                               No radio, television, cable or other antenna, loudspeaker, music system or other device shall be installed on the roof, exterior walls of the Building or elsewhere on the Building property without Landlord’s prior written consent.

28.                               Each tenant or occupant shall store trash and garbage within its premises or in such other areas specifically designated by Landlord for same. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation or any law, or ordinance governing such disposal. All garbage and refuse disposal shall be only through entryways provided for such purposes and at such times as Landlord may designate. All tenants and occupants shall comply with all local recycling laws and ordinances or otherwise as directed by Landlord.

29.                               No tenant or occupant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. No beating of carpets or rugs shall be permitted in or about the Premises or Building. Furniture which is being moved into or out of the Building will be scheduled with Landlord so as not to unreasonably interfere with other tenant use of the Building.

30.                               No tenant or occupant shall allow the premises demised to be occupied by more than that permitted by the certificate of occupancy. Tenants and occupants agree at all times to fully cooperate with Landlord to abide by the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the mechanical systems.

31                                  [Intentionally omitted]

32.                               There shall be no smoking except in areas specifically designated for smoking, which in no case shall be within twenty (20) feet of any Building entrance. There shall be no smoking in any interior Common Areas of the Building or the Building courtyard. Landlord shall have the right to prohibit smoking at the Building and Building property at any time with notice to all tenants.

33.                               If any facilities for fitness shall be provided from time to time by Landlord for the use by tenants and occupants of the Building, no party shall be entitled to use same except in strict accordance with any rules and regulations established from time to time by Landlord. Anyone using such facilities must first execute a form of waiver to be provided by Landlord. Tenant agrees that Landlord, Landlord’s members, stockholders, partners, trustees, officers, directors, managing agent, other agents and representatives (collectively, “Landlord Indemnified Parties”), shall not be liable for any damage or liability of any kind or for injury or death of persons or damage to property of Tenant or any other person during the Term, from any cause whatsoever by reason of the use by any Tenant employee or invitee of any such fitness facilities. Except to the extent caused by the Landlord’s gross negligence or willful misconduct, Tenant does hereby indemnify and save harmless Landlord Indemnified Parties from all claims, actions, demands, costs and expenses and liability whatsoever, including reasonable attorneys’ fees, on account of any such real or claimed damage or liability, and from all liens, claims and demands occurring in, or at the Building fitness facilities. The use of all fitness facilities shall be at the risk of each tenant, occupant and their employees and invitees. Tenants and occupants shall not invite or allow any party who is not an employee or such tenant or occupant to use such fitness facilities at any time. Tenants and occupants shall cause their employees using such fitness facilities to keep such areas clean after use as may be directed from time to time by Landlord.

35.                               Landlord reserves the right to rescind, alter, waive or add, as all tenants, any rule or regulation at any time prescribed for the Building when, in the reasonable judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein or the operation or maintenance of the Building, or the equipment thereof, or the comfort of the tenants or others therein. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

EXHIBIT H

Landlord’s Cleaning Specifications

1.                                      Empty wastebaskets and other refuse such as cardboard boxes which are to be flattened by Tenant and transported to designated Building trash areas and provide replacement liners. All trash must be segregated according to recycling program then in effect.

2.                                      Spot clean front door glass and interior glass, if applicable.

3.                                      Sweep, vacuum and dust.

4.                                      Clean fingerprints from doors, frames, switch plates, kick and push plates.

5.                                      Clean and wash exterior of trash containers as needed.

6.                                      Clean and sanitize sinks.

7.                                      Vacuum all rugs and carpets reasonably accessible to janitorial staff. Spot clean stains in carpets reasonably accessible to janitorial staff.

8.                                      Sweep and mop hard surface flooring.

9.                                      Clean kitchen counters, tables and floors.

10.                               Bathroom cleaning, including lavatory partitions; sanitize all fixtures.

WEEKLY:

1.                                      Dust all clear areas of furniture including desks, chairs and tables.

2.                                      Dust all clear areas of filing cabinets, bookcases and shelves.

3.                                      Low dust clear areas of all horizontal surfaces to hand height (70”) including shelves, moldings and ledges.

4.                                      High dust above hand height clear areas of all horizontal surfaces, including shelves, moldings and ledges.

5.                                      Remove spots, stains and marks to hand height (70”).

MONTHLY:

1.                                      Remove dust and cobwebs from ceilings.

2.                                      Dust diffuser outlets in ceilings and walls.

SEMI-ANNUALLY:

1.                                      Dust horizontal and venetian blinds, if any.

2.                                      Interior and exterior window cleaning once annually.

Tenant shall comply with all environmental and recycling laws, regulations and directives from Landlord and governing authorities. Additional janitorial services requested by Tenant shall be provided by Landlord’s janitorial service provider, the cost of which shall be reimbursed by Tenant to Landlord on demand, such charges to be deemed Additional Rent.

EXHIBIT I

Location of Tenant Back-Up Generator

EXHIBIT J

FORM MEMORANDUM OF LEASE

PREPARED BY AND RECORD AND RETURN TO:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

MEMORANDUM OF LEASE

THIS IS A MEMORANDUM OF LEASE dated as of August     , 2014, by and between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company (“Landlord”), and INTERPOOL, INC., a Delaware corporation (“Tenant”). Landlord has demised and let to Tenant, and Tenant has taken and leased from Landlord the Premises herein described upon the terms and conditions of that certain Agreement of Lease by and between Landlord and Tenant dated as of August     , 2014 (the “Lease”).

Landlord:	ML7 College Road, LLC
501 Madison Avenue, 14th Floor
New York, New York 10022

Tenant:	Interpool, Inc.
211 College Road East
Princeton, New Jersey 08540

Date of Lease:	August , 2014
Description of Leased Premises:	750 College Road East Princeton, NJ and more particularly described in Exhibit “A” attached hereto

The purpose of this Memorandum of Lease is to give record notice of the Lease and the rights created thereby, all of which are hereby confirmed and this shall not have the effect of in any way modifying, supplementing or amending the Lease or any of its provisions as the same are now or may hereafter be in force and effect.

IN WITNESS WHEREOF the parties have executed this Memorandum of Lease as of the date set forth on the following signature pages.

LANDLORD’S SIGNATURE PAGE

Attached to and made a part of Memorandum of Lease dated as of August           , 2014, by and between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company (“Landlord”), and INTERPOOL, INC., a Delaware corporation (“Tenant”) for 750 College Road East, Princeton (Plainsboro Township), New Jersey 08540.

ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company

By: ML Seven, Inc., its manager

By:
		Name:	Jeffrey M. Siegel
		Title:	President

STATE OF	:
	:	SS.
COUNTY OF	:

ON THIS, the         day of                 2014, before me, the undersigned Officer, a Notary Public, personally appeared Jeffrey M. Siegel, who acknowledged himself to be the President of ML Seven, Inc., the manager (the “Manager”) of ML7 College Road, LLC, and further acknowledged that he, as such officer and being authorized to do so, executed the foregoing instrument as the act and deed of the Manager for the purposes therein contained by signing the name of the Manager by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

TENANT’S SIGNATURE PAGE

Attached to and made a part of Memorandum of Lease dated as of August     , 2014, by and between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company (“Landlord”), and INTERPOOL, INC., a Delaware corporation (“Tenant”) for 750 College Road East, Princeton (Plainsboro Township), New Jersey 08540.

INTERPOOL, INC., a Delaware corporation

By:
Name:
Title:

STATE OF		:
: SS.
COUNTY OF		:

I CERTIFY that on                     ,                     personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a) was the maker of the attached instrument;

(b) was authorized to and did execute this instrument as                     of                     the entity named in this instrument; and,

(c) executed this instrument as the act of the entity named in this instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

EXHIBIT “A”

TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION

[TO BE ATTACHED]

Exhibit K

FORM DISCHARGE OF MEMORANDUM OF LEASE

PREPARED BY AND RECORD AND RETURN TO:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

DISCHARGE OF MEMORANDUM OF LEASE

This Discharge of Memorandum of Lease (the “Discharge”) is entered into by and between by and between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company (“Landlord”), and INTERPOOL, INC., a Delaware corporation (“Tenant”), which parties entered into a Lease Agreement dated August     , 2014 (the “Lease”), which Lease is evidenced by the Memorandum of Lease dated              and recorded               , in Deed Book          , Page       (the “Memorandum”).

The undersigned parties hereby acknowledge the expiration/termination of the Lease effective                 and hereby discharge the Memorandum, which was recorded in the official record of the Office of the County Clerk of Middlesex County, New Jersey related to the parcel of land described on Exhibit “A” attached hereto and made a part hereof.

Signatures on following page.

LANDLORD’S SIGNATURE PAGE

Attached to and made a part of a Discharge of Memorandum of Lease dated as of August     , 2014 but effective only on                         , by and between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company (“Landlord”), and INTERPOOL, INC., a Delaware corporation (“Tenant”) for 750 College Road East, Princeton (Plainsboro Township), New Jersey 08540.

ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company

By: ML Seven, Inc., its manager

By:
		Name:	Jeffrey M. Siegel
		Title:	President

STATE OF	:
	:	SS.
COUNTY OF	:

ON THIS, the         day of                         , before me, the undersigned Officer, a Notary Public, personally appeared                                         , who acknowledged himself/herself to be the                        of ML Seven, Inc., the manager (the “Manager”) of ML7 College Road, LLC, and further acknowledged that he/she, as such officer and being authorized to do so, executed the foregoing instrument as the act and deed of the Manager for the purposes therein contained by signing the name of the Manager by himself/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

TENANT’S SIGNATURE PAGE

Attached to and made a part of Discharge of Memorandum of Lease dated as of                           , but effective only on                            , by and between ML7 COLLEGE ROAD, LLC, a New Jersey limited liability company (“Landlord”), and INTERPOOL, INC., a Delaware corporation (“Tenant”) for 750 College Road East, Princeton (Plainsboro Township), New Jersey 08540.

INTERPOOL, INC., a Delaware corporation

By:
Name:
Title:

STATE OF		:
: SS.
COUNTY OF		:

I CERTIFY that on                          ,                          personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a) was the maker of the attached instrument;

(b) was authorized to and did execute this instrument as                          of                           the entity named in this instrument; and,

(c) executed this instrument as the act of the entity named in this instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

EXHIBIT “A”

TO DISCHARGE OF MEMORANDUM OF LEASE

LEGAL DESCRIPTION

[TO BE ATTACHED]